UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Geospace Technologies Corporation

(Name of Registrant as Specified in its Charter)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED DECEMBER 12, 2014

January 7, 2015

Dear Fellow Stockholder:

I am pleased to invite you to attend Geospace Technologies Corporation’s 2015 Annual Meeting of Stockholders. We will hold the meeting at 9:00 a.m. on the 12th of February 2015 at the Crowne Plaza Houston Northwest Brookhollow, 12801 Northwest Freeway, Houston, Texas 77040.

Following this letter you will find the formal Notice of Meeting and a proxy statement which describes the action to be taken at the meeting. We have enclosed a proxy card so that you may grant your proxy to be voted as you indicate. We have also enclosed a copy of our 2014 Annual Report. We encourage you to read these materials.

Your vote is important. Please complete and mail your proxy card promptly, whether or not you plan to attend the annual meeting. If you attend the meeting you may vote in person even if you have mailed a signed and dated proxy. Proxies may also be submitted electronically through Internet voting or telephonically. Instructions for telephonic or electronic voting can be found at www.edocumentview.com/geos.

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. The cost of any solicitation of proxies will be borne by us.

The Board of Directors recommends that you vote (i) FOR the election of directors, (ii) FOR the ratification of the appointment by the audit committee of the Board of Directors of BDO USA, LLP, independent public accountants, as our auditors for the fiscal year ending September 30, 2015, (iii) FOR the approval of the non-binding, advisory resolution regarding the compensation of Geospace Technologies Corporation’s named executive officers, and (iv) FOR the approval of the reincorporation of Geospace Technologies Corporation.

Thank you for your cooperation. The Board of Directors and I look forward to seeing you at the meeting.

Very truly yours,

Walter R. Wheeler President and Chief Executive Officer

Geospace Technologies Corporation

7007 Pinemont Drive

Houston, Texas 77040-6601

January 7, 2015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 12, 2015

The Annual Meeting of the Stockholders of Geospace Technologies Corporation will be held at 9:00 a.m. on the 12th of February, 2015, at the Crowne Plaza Houston Northwest Brookhollow, 12801 Northwest Freeway, Houston, Texas 77040, for the following purposes:

1.	to elect three directors, each to hold office until the 2018 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified;

2.	to ratify the appointment by the audit committee of the Board of Directors of BDO USA, LLP, independent public accountants, as our auditors for the fiscal year ending September 30, 2015;

3.	to vote on a non-binding, advisory resolution regarding the compensation of Geospace Technologies Corporation’s named executive officers;

4.	to vote on reincorporation of the Company from the State of Delaware to the State of Texas;

5.	and to transact such other business as may properly come before the meeting or any adjournment thereof.

The holders of record of Geospace Technologies Corporation common stock at the close of business on December 15, 2014 will be entitled to vote at the meeting.

By order of the Board of Directors,

Thomas T. McEntire
Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please sign, date and mail the enclosed proxy card promptly. If you attend the meeting you may vote in person even if you have mailed a signed and dated proxy. Proxies may also be submitted electronically through Internet voting or telephonically. Instructions for telephonic or electronic voting can be found at www.edocumentview.com/geos.

Geospace Technologies Corporation

PROXY STATEMENT

January 7, 2015

The Board of Directors (the “Board”) of Geospace Technologies Corporation (the “Company”) is soliciting proxies from its stockholders for the annual meeting of stockholders to be held at 9:00 a.m. on the 12th of February 2015, at the Crowne Plaza Houston Northwest Brookhollow, 12801 Northwest Freeway, Houston, TX 77040, and for any adjournment thereof.

You are entitled to vote at the meeting if you were a holder of record of the Company’s common stock (the “Common Stock”) at the close of business on December 15, 2014. On January 7, 2015, stockholders entitled to vote at the meeting will be able to access an electronic version of a proxy card, this proxy statement and the Company’s 2014 Annual Report at www.edocumentview.com/geos. On January 7, 2015, the Company mailed hard copies of these proxy materials to stockholders who have previously elected to receive printed copies.

You may request a printed copy of these proxy materials by sending a written request to Geospace Technologies Corporation, 7007 Pinemont Drive, Houston, Texas 77040-6601, Attention: Secretary. Copies will be mailed to the requesting stockholder free of charge within three business days of the receipt of the request.

On November 30, 2014, there were 13,146,416 shares of the Company’s common stock outstanding. Each share of Common Stock entitles the holder to one vote on each matter considered at the meeting.

Your proxy card will appoint William H. Moody and Thomas L. Davis, Ph.D. as proxy holders, or your representatives, to vote your shares as you indicate. If you sign, date and return your proxy card without specifying voting instructions, the proxy holders will vote your shares (i) FOR the election of director nominees named in this proxy statement, (ii) FOR the ratification of the appointment by the audit committee of the Board of BDO USA, LLP, independent public accountants, as our auditors for the fiscal year ending September 30, 2015, (iii) FOR the approval of the non-binding, advisory resolution regarding the compensation of the Company’s named executive officers, and (iv) FOR the approval of the reincorporation of the Company from the State of Delaware to the State of Texas.

Signing, dating and returning your proxy card does not preclude you from attending the meeting and voting in person. If you submit more than one proxy, the latest-date proxy will automatically revoke your previous proxy. You may revoke your proxy at any time before it is voted by sending written notice, to be delivered before the meeting, to: Computershare Investor Services, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

The enclosed form of proxy provides a means for you to vote for the proposals listed in this proxy statement or to withhold authority to vote for proposals.

The Board expects the director nominees named in this proxy statement to be available for election. If any director nominee is not available, the proxy holders may vote your shares for a substitute if you have submitted a signed and dated proxy card that does not withhold authority to vote for director nominees.

The Company is not aware of any matters to be brought before the meeting other than those described in this proxy statement. If any other matters not now known are properly brought by the Company before the meeting, and if you return a signed, dated proxy card, the proxy holders may vote your shares in their discretion as to those other matters.

No business can be conducted at the meeting unless a majority of all outstanding shares entitled to vote is either present at the meeting in person or represented by proxy. The three director nominees who receive the most votes will be elected to the three open directorships even if they receive less than a majority of the votes cast. The proposals relating to the ratification of the appointment of BDO USA, LLP as the auditors of the

Company for the 2015 fiscal year, and the resolution regarding the compensation of the Company’s named executive officers will pass if the proposal receives the affirmative vote of a majority of the votes cast. The proposal relating to the reincorporation of the Company from the State of Delaware to the State of Texas will pass if the proposal receives the affirmative vote of a majority of the shares entitled to vote at the meeting.

Abstentions and broker non-votes are counted as shares present for determining a quorum, but will not be counted to determine the total number of votes cast. However, with respect to the reincorporation proposal, which requires the affirmative vote of a majority of the outstanding shares entitled to vote—as opposed to a majority of those present at the meeting—abstentions and broker non-votes will have the effect of a vote against the proposal. Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. If you do not give instructions to your bank, brokerage firm or other agent, the bank, brokerage firm or other agent will nevertheless be entitled to vote your shares of Common Stock in its discretion on “routine matters” and may give or authorize the giving of a proxy to vote the shares of Common Stock in its discretion on such matters. The ratification of independent public accountants is generally a routine matter whereas the election of directors is not considered a routine matter. There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this proxy statement.

Representatives of Computershare Investors Services, the transfer agent and registrar for the Common Stock, will act as the inspectors of election at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Stockholders To Be Held on February 12, 2015

Pursuant to the Securities and Exchange Commission rules related to the Internet availability of proxy materials, we have chosen to make this proxy statement, the accompanying notice of annual meeting of stockholders and form of proxy, and our 2014 Annual Report to stockholders available via the Internet at www.edocumentview.com/geos.

PROPOSAL I : ELECTION OF DIRECTORS

At the meeting, the stockholders will elect three directors. The Board is divided into three classes, each class being composed as equally in number as possible. The classes have staggered three-year terms, with the term of one class expiring at each annual meeting of stockholders.

The directors in Class II, whose terms expire at the meeting, are Tina M. Langtry, Michael J. Sheen and Charles H. Still. The nominating and corporate governance committee of the Company has nominated Ms. Langtry, Mr. Sheen and Mr. Still to serve as Class II directors for a three-year term expiring at the 2018 Annual Meeting of Stockholders. The nominating and corporate governance committee considered various criteria to evaluate the potential candidates including, without limitation, (1) independence, (2) qualification to serve on the committees of the Board, (3) experience in the seismic industry, (4) knowledge of the oil and gas industry, (5) continuing overall contributions and valuable input to the Board and its committees, and (6) a collaborative, persuasive and articulate personality. The nominating and corporate governance committee also considers all of such person’s diversity attributes (e.g., perspectives, professional experience, experiences derived from high-quality business, skills, background and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Each candidate is considered in the context of their contribution to the Board as a whole with the objective of assembling a group that best contributes to the success of our Company and represents stockholder interests through the exercise of sound judgment, using its diversity of perspectives, skills and experiences. After discussions, the nominating and corporate governance committee determined that Ms. Langtry, Mr. Sheen and Mr. Still satisfied the criteria considered by the nominating and corporate governance committee, and nominated Ms. Langtry, Mr. Sheen and Mr. Still to stand for election as Class II directors on the Board of the Company.

Ms. Langtry, Mr. Sheen and Mr. Still have been nominated by the nominating and corporate governance committee to serve as Class II directors for a three-year term expiring at the 2018 Annual Meeting of Stockholders. The directors in Class I are serving terms that expire at the 2016 Annual Meeting of Stockholders. The directors in Class III are serving terms that expire at the 2017 Annual Meeting of Stockholders. Only Thomas L. Davis, Ph.D., William H. Moody, Charles H. Still and Tina M. Langtry are independent, as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules (the “NASDAQ Rules”) as currently applicable to the Company.

The Board has previously determined the independence of Ms. Langtry and Mr. Still under the criteria established by the NASDAQ and the Securities and Exchange Commission. No specific transactions existed that needed to be considered in determining the independence of Ms. Langtry and Mr. Still in connection with their nomination.

Information regarding the director nominees and directors whose terms will continue after the meeting follows.

Nominees for Election for Class II Directors (Terms Expiring at the 2015 Annual Meeting of Stockholders)	Age	Position	Director Since
Tina M. Langtry (b)(c)	57	Director	2012
Michael J. Sheen	66	Senior Vice President and Chief Technical Officer, Director	1997
Charles H. Still (a)(b)(c)	72	Director	1997

Class III Directors (Terms Expiring at the 2016 Annual Meeting of Stockholders)
William H. Moody (a)	75	Director	2004
Gary D. Owens	67	Chairman of the Board	1997

Class I Directors (Terms Expiring at the 2017 Annual Meeting of Stockholders)
Thomas L. Davis, Ph.D. (a)(b)(c)	67	Director	1997
Richard F. Miles	66	Director	2013

(a)	Member of the audit committee.
(b)	Member of the compensation committee.
(c)	Member of the nominating and corporate governance committee.

Background of Nominees and Continuing Directors

Thomas L. Davis, Ph.D. became a director in connection with the Company’s initial public offering in November 1997. Dr. Davis is a Professor of Geophysics at the Colorado School of Mines, where he has worked since 1980. He has also been a coordinator of the Reservoir Characterization Project, an industry consortium of the Colorado School of Mines, since it was founded in 1985, with the objective of characterizing reservoirs through development and application of 3-D and time lapse 3-D multicomponent seismology. Dr. Davis consults and lectures worldwide and has written and co-edited numerous papers and other works in the field of seismic interpretation. The Board believes that Dr. Davis’ industry specific experience and expertise and the unique perspective gained from serving as a professor at the Colorado School of Mines enable him to effectively serve as a director.

Tina M. Langtry was the Manager, Discovered Resource Opportunity Evaluations and the General Manager, Global Exploration New Ventures/Business Development for ConocoPhillips from September 2002 until her retirement in January 2008. In such capacity, Ms. Langtry had exploration and appraisal responsibilities for ConocoPhillips’s global new ventures and business development organizations focused on growing ConocoPhillips’s global exploration and production business. Prior to September 2002, Ms. Langtry held various positions with Conoco, Inc., including President and Managing Director of Norske Conoco AS. Ms. Langtry is a member of the American Association of Petroleum Geologists. She has also served as the chairperson for American Petroleum Institute’s executive committee for exploration affairs. She served as a Board member of the Norwegian America Chamber of Commerce, Houston Branch and was a member of several leadership teams in ConocoPhillips. The Board believes that Ms. Langtry’s extensive industry knowledge in oil and gas exploration and other expertise related to the oil and gas industry enable her to effectively serve as a director.

Michael J. Sheen joined the Company as Senior Vice President and Chief Technical Officer in August 1997 and became a director in connection with the Company’s initial public offering in November 1997. Mr. Sheen had been a Senior Vice President and Chief Technical Officer of Input/Output, Inc. (now known as ION

Geophysical Corp.) beginning in 1991 and had held other positions at Input/Output, Inc. (now known as ION Geophysical Corp.) starting in 1977. The Board believes that Mr. Sheen’s depth of understanding of the Company’s operations and strategy, his extensive employment experience with the Company and his significant industry specific experience enable him to effectively serve as a director.

Charles H. Still became a director in connection with the Company’s initial public offering in November 1997. He was Secretary of the Company, serving in a non-executive capacity, from the Company’s formation in September 1994 until February 2009 and was Secretary of various affiliates and predecessors of the Company since 1980. He was a partner in the law firm of Fulbright & Jaworski LLP from 1975 until 2008. As of January 1, 2008, Mr. Still retired as a partner of that firm and became Of Counsel. In 2008, Mr. Still left Fulbright & Jaworski LLP and became a partner in the law firm of Kelly Hart & Hallman LLP. He retired as a partner of that firm on December 31, 2010 and returned to Fulbright & Jaworski LLP as Of Counsel. Mr. Still retired from his position as Of Counsel in January 2014. Mr. Still also served on the Board of Directors of Martin Midstream GP LLC, the general partner of Martin Midstream Partners L.P., from August 2010 until October 2014. The Board believes that Mr. Still’s extensive legal and financial background and board and corporate governance experience enable him to effectively serve as a director.

William H. Moody has been a director since July 2004. Mr. Moody served with KPMG in many capacities including managing partner, audit partner-in-charge and Securities and Exchange Commission reviewing partner until his retirement in June 1996. Mr. Moody previously served on the Board of Directors of Remote Knowledge, Inc. from November 2005 through July 2008. The Board believes that Mr. Moody’s extensive financial and accounting experience, including that related to the energy industry, enables him to effectively serve as a director.

Richard F. Miles has been a director since May 2, 2013. Mr. Miles is the former Chief Executive Officer and a former Director of Geokinetics Inc. He held that position from August 2007 until his retirement in November of 2012. Mr. Miles also served as President of Geokinetics from August 2007 until May 2012, Chief Operating Officer from March 2007 until August 2007, and President-International Operations from September 2006 until March 2007 following Geokinetics’ acquisition of Grant Geophysical Inc. Mr. Miles served as Director, President and Chief Executive Officer of Grant Geophysical from January 2001 until September 2006. From 1990 to 2000, he was President and Chief Executive Officer of Syntron Inc., a unit of Tech-Sym Corporation. Prior to that, he held various executive positions of increasing responsibility with Geosource Marine Inc. and Geophysical Services Inc. Mr. Miles has over 45 years of international experience in the seismic industry both operationally and in manufacturing. Mr. Miles has served on the Board of Directors of three other public companies as well as several non-profit boards including the International Association of Geophysical Contractors from 1992—2007, where he served as Chairman from 1997—1998. Mr. Miles has an MBA from Southern Methodist University. The Board believes that Mr. Miles’ extensive history and depth of understanding in the seismic industry enables him to effectively serve as a director.

Gary D. Owens has been a director and Chairman of the Board since 1997. Mr. Owens joined the Company as President and Chief Executive Officer in 1997. He held those positions until his retirement in December 2013. From October 1993 until May 1997, Mr. Owens was the President and Chief Executive Officer of Input/Output, Inc. (now known as ION Geophysical Corp.). Mr. Owens had held other positions at Input/Output, Inc. (now known as ION Geophysical Corp.) beginning in 1977. The Board believes that Mr. Owens’ depth of understanding of the Company’s operations and strategy, his strong leadership skills, his extensive employment experience with the Company, and his significant industry and management expertise enable him to effectively serve as a director.

Nominations to the Board

All of the members of the nominating and corporate governance committee are independent, as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules as currently applicable to the Company. The charter for the nominating and corporate governance committee may be accessed electronically under the “Investor Relations—Code of Business Conduct” section of the Company’s website at www.geospace.com.

The nominating and corporate governance committee is responsible for reviewing and interviewing qualified candidates to serve on the Board, for making recommendations for nominations to fill vacancies on the Board, and for selecting the nominees for election by the Company’s stockholders at each annual meeting. The nominating and corporate governance committee has not established specific minimum age, education, experience or skill requirements for potential directors. The nominating and corporate governance committee has taken into account all factors it has considered appropriate in fulfilling its responsibilities to identify and recommend individuals as director nominees. Those factors have included, without limitation, the following:

•

an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity and character;

•	the size and composition of the Board and the interaction of its members, in each case with respect to the needs of the Company and its stockholders; and

•

regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at, and participation in meetings and other activities of the Board or its committees and his or her overall contributions to the Board and the Company.

The nominating and corporate governance committee has utilized a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the nominating and corporate governance committee through current Board members, professional search firms, stockholders or other persons. Candidates have been evaluated at regular or special meetings of the nominating and corporate governance committee, and may be considered at any point during the year.

The nominating and corporate governance committee will consider qualified nominees recommended by stockholders. Stockholders desiring to make such recommendations should submit such recommendations to the Company Secretary, c/o Geospace Technologies Corporation, 7007 Pinemont Drive, Houston, Texas 77040-6601. The nominating and corporate governance committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.

Committees of the Board and Meeting Attendance

The Board has a standing audit committee, compensation committee and nominating and corporate governance committee.

Audit Committee. The audit committee is charged with, among other tasks, recommending to the entire Board the engagement and discharge of independent auditors of the financial statements of the Company, reviewing and pre-approving the professional services provided by independent auditors, reviewing the independence of independent auditors, reviewing with the auditors the plan and results of the auditing engagement, considering the range of audit and non-audit fees, reviewing the Company’s system of internal accounting controls and reviewing and reassessing the adequacy of its charter on an annual basis. The audit committee met five times during the fiscal year ended September 30, 2014. The audit committee’s report appears below in this proxy statement. The Board of the Company has made a determination that Mr. Moody, a member of its audit committee who is independent, is the audit committee financial expert. Mr. Moody’s background is described above under “Background of Nominees and Continuing Directors.”

Compensation Committee. The compensation committee oversees our compensation programs and is charged with the review and approval of the Company’s general compensation strategies and objectives and the annual compensation decisions relating to our executives. The compensation committee responsibilities also include reviewing and approving employment agreements, severance agreements and any special supplemental benefits applicable to executives; assuring that the Company’s incentive compensation program, including the annual and long-term incentive programs, are administered in a manner consistent with the Company’s compensation policy; approving and/or recommending to the Board new incentive compensation programs and equity-based compensation programs; reviewing the Company’s employee benefit programs; recommending for approval all changes to compensation plans that may be subject to the approval of our stockholders or the Board; and retaining compensation consultants and other experts. The compensation committee also reviews the outcome of the stockholder advisory vote on executive compensation. The compensation committee may delegate its authority to subcommittees. The compensation committee charter may be accessed electronically under the “Investor Relations—Code of Business Conduct” section of the Company’s website at www.geospace.com. The compensation committee met five times during the fiscal year ended September 30, 2014. The compensation committee’s report on executive compensation for fiscal year 2014 appears below in this proxy statement.

For more information pertaining to the Company’s compensation policies and practices, please read the “Compensation Discussion and Analysis” section of this proxy statement.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is charged with, among other things, identifying and recommending nominees for election to the Company’s Board at annual meetings and filling vacancies on the Company’s Board, recommending nominees for appointment to the Company’s committees, annually reviewing the overall effectiveness of the organization of the Board and the committees thereof, developing and maintaining qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors, and annually reviewing the directors, its own performance and its charter. The nominating and corporate governance committee will consider nominees recommended by stockholders. With respect to procedures that must be followed in order for nominations from stockholders to be considered, see “Nominations to the Board” above. The nominating and corporate governance committee met six times during the fiscal year ended September 30, 2014.

Board Leadership Structure and Role in Risk Oversight

Mr. Owens serves as our Chairman of the Board. He also held the positions of President and Chief Executive Officer from 1997 until his retirement in December 2013. We have not established a written position description for our Chairman of the Board. A primary function of that position is to set the agenda for and lead meetings of the Company’s Board.

The Board believes that the Company will benefit from Mr. Owens’ continued services as a director and as Chairman of the Board given his extensive experience at the Company’s operations. Our Board does not have an independent lead director.

The Board has an active role in evaluating the Company’s risk management in our ongoing business by regularly reviewing information presented by management regarding the Company’s business and operations risks and monitoring risk areas through board reports and related discussions at board meetings. Our Board also reviews and approves the capital budget on an annual basis. Our committees include an audit committee, which oversees accounting and financial issues and risks, a compensation committee, which reviews leadership performance and compensation, and a nominating and corporate governance committee, which assesses Board performance and corporate governance issues.

Compensation of Directors

For the fiscal year ended September 30, 2014, each non-employee director received $85,000 per year in cash, paid in four equal quarterly installments. The Chairman of the Board receives an additional $15,000 per year and the chairman of the audit committee receives an additional $10,000, in cash, paid in four equal quarterly installments. Each non-employee director was also granted 500 shares of restricted stock. The shares vest in four equal annual installments with the first installment vesting on the first anniversary of the date of grant. All directors are reimbursed for ordinary and necessary expenses incurred in attending board and committee meetings.

The following table summarizes compensation paid to each non-employee director during the fiscal year ended September 30, 2014:

Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (4)	All Other Compensation ($) (1)	Total ($)
Gary D. Owens	100,000	(2)	35,980	—	135,980
Tina M. Langtry	85,000		35,980	—	120,980
Charles H. Still	85,000		35,980	—	120,980
Thomas L. Davis, Ph.D.	85,000		35,980	—	120,980
Richard F. Miles	85,000		35,980	—	120,980
William H. Moody	95,000	(3)	35,980	—	130,980

(1)	All directors of the Company are reimbursed for ordinary and necessary expenses incurred in attending board and committee meetings.
(2)	As Chairman of the Board, Mr. Owens receives an additional $15,000 in cash, paid in four equal quarterly installments.
(3)	As chairman of the audit committee, Mr. Moody receives an additional $10,000 in cash, paid in four equal quarterly installments.
(4)	Represents 500 restricted shares granted to each director of the Company on February 6, 2014. The shares vest in four equal annual installments with the first installment vesting on the first anniversary date of the date of grant. As required by SEC rules, amounts in this column represent the aggregate grant date value of stock-based compensation expense as required by FASB ASC Topic 718 Stock Based Compensation. A discussion of the assumptions used to value the restricted stock awards is contained in the notes to the Company’s financial statements.

Directors receive the director compensation payments irrespective of meeting attendance. During fiscal year 2014, each director attended, in person or by telephone, at least 75% of the meetings held by the Board and by the committees on which the director served.

PROPOSAL II : RATIFICATION OF APPOINTMENT OF AUDITORS

For fiscal years 2013 and 2014, the Company retained UHY, LLP (“UHY”), independent public accountants, to provide audit services to the Company and, in consideration of such services, paid to UHY the amounts specified under the heading “Independent Public Accountants” in this proxy statement. On December 1, 2014, UHY informed the Company that effective on that date, its Texas practice had been acquired by BDO USA, LLP (“BDO”). As a result of this transaction, UHY has elected not to stand for reappointment as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.

The audit committee of the Board has appointed BDO to audit our consolidated financial statements for the year ending September 30, 2015, and such appointment has been approved by the Board.

In the event the appointment of BDO is not ratified, the audit committee will consider the appointment of other independent auditors. A representative of BDO is expected to be present at the annual meeting and will be available to make a statement if such representative desires to do so and to respond to appropriate questions.

The Board recommends voting “FOR” this proposal.

Audit Committee Report

We have reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 30, 2014 with management and have discussed with UHY, the independent auditors for the Company, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) and related amendments with respect to those statements. We have received the written disclosures and the letter from UHY required by Rule 3526 adopted by the Public Company Accounting Oversight Board regarding independence and have discussed with UHY its independence in connection with its audit of the Company’s most recent annual financial statements. Based on this review and these discussions, we recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

Thomas L. Davis, Ph.D., William H. Moody and Charles H. Still were the members of the audit committee during fiscal year 2014. Dr. Davis, Mr. Moody and Mr. Still are independent, as independence is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules as currently applicable to the Company.

The Board has adopted a written charter for the audit committee. The charter of the audit committee may be accessed electronically under the “Investor Relations—Code of Business Conduct” section of the Company’s website at www.geospace.com.

The information in this Audit Committee Report shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

Thomas L. Davis, Ph.D.

William H. Moody

Charles H. Still

Independent Public Accountants

UHY served as the Company’s principal independent public accountants for fiscal years ended September 30, 2013 and September 30, 2014. As described above, BDO acquired UHY’s Texas practice. A representative of BDO is expected to attend the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by UHY for professional services rendered for the audit of the Company’s annual financial statements, including for professional services rendered in connection with the audit of internal control over financial reporting in compliance with Section 404 of the Sarbanes Oxley Act of 2002 and the reviews of the financial statements included in the Company’s Forms 10-Q were $460,000 during the 2014 fiscal year and $460,000 during the 2013 fiscal year.

Audit-Related Fees

The Company uses firms other than UHY for certain of its statutory audit-related services for its international subsidiaries. There were no fees billed by UHY for audit-related services not disclosed in “Audit Fees” above for the 2014 or 2013 fiscal years.

Tax Fees

The aggregate fees billed by UHY for tax services for the 2014 fiscal year was $38,000. The Company used a firm other than UHY for its tax services for the 2013 fiscal year.

All Other Fees

There were no fees billed by UHY for other services not disclosed above for the 2014 or 2013 fiscal years.

UHY leases all its personnel, who work under the control of UHY partners, from wholly-owned subsidiaries of UHY Advisors, Inc., in an alternative practice structure.

Compatibility of Certain Fees with Independent Accountants’ Independence

The audit committee has adopted pre-approval policies and procedures pursuant to which the engagement of the Company’s independent accountant is approved. Such procedures govern the ways in which the audit committee will pre-approve audit and various categories of non-audit services that the independent accountant provides to the Company and its subsidiaries. In accordance with this policy, the audit committee had given its approval for the provision of audit services by UHY for the fiscal year ended September 30, 2014. Services which have not received pre-approval must receive specific approval of the audit committee. The audit committee is informed of each such engagement in a timely manner, and such procedures do not include delegation of the audit committee’s responsibilities to management. All audit contracts that were entered into in fiscal year 2014 were pre-approved by the audit committee.

PROPOSAL III : ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Securities Exchange Act, at the meeting, the stockholders will vote on a non-binding, advisory resolution regarding the compensation of the Company’s named executive officers.

We believe that our compensation policies and procedures are competitive, focused on pay-for-performance and strongly aligned with the long-term interests of our stockholders. This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you as a stockholder the opportunity to endorse or not endorse the compensation we pay our named executive officers through voting for or against the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2015 proxy statement pursuant to Item 402 of Regulation S-K, (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussion).”

The Company and the compensation committee remain committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this proxy statement. As always, the compensation committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement for a detailed discussion of the Company’s executive compensation program.

Because your vote is advisory, it will not be binding upon the Company or the Board. However, the compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements. Additionally, your advisory vote will not be construed (i) as overruling a decision by the Company or the Board, (ii) to create or imply any change to the fiduciary duties of the Company or the Board, (iii) to create or imply any additional fiduciary duties for the Company or the Board, or (iv) to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

The Board recommends voting “FOR” this proposal.

Executive Officers and Compensation

The Company considers the following individuals to be its only executive officers, and there are no other individuals who are head of principal business units, divisions or functions or who perform policy making functions other than the individuals identified below. Information regarding such named executive officers follows:

Name	Age	Position
Gary Owens (a)	67	Chairman of the Board, President and Chief Executive Officer
Walter R. Wheeler (a)	61	President and Chief Executive Officer
Michael J. Sheen	66	Senior Vice President and Chief Technical Officer
Thomas T. McEntire	54	Vice President, Chief Financial Officer and Secretary
Robbin B. Adams	57	Executive Vice President and Chief Project Engineer

(a)	Effective December 31, 2013 Mr. Owens retired from his position as President and Chief Executive Officer, and Mr. Wheeler became President and Chief Executive Officer effective January 1, 2014.

Walter R. Wheeler became the Company’s President and Chief Executive Officer in January 2014. Mr. Wheeler served as the Company’s Executive Vice President and Chief Operating Officer from 2012 until December 31, 2013. Mr. Wheeler had been a design engineer with the Company since 1997. Prior to 1997, Mr. Wheeler worked for 13 years as a design engineer at Input/Output, Inc. (now known as ION Geophysical Corp.). Mr. Wheeler received his Bachelor of Science degree in Electrical Engineering from Rice University.

Thomas T. McEntire joined the Company as Chief Financial Officer in September 1997 and became Secretary in February 2009. Mr. McEntire had been Financial Controller of APS Holding Corporation (“APS”) beginning in February 1995 and held other senior financial management positions since joining APS in 1990. Prior to joining APS, Mr. McEntire held various positions with Coopers & Lybrand L.L.P. from 1982 to 1990.

Robbin B. Adams became the Company’s Executive Vice President and Chief Project Engineer in 2012. Mr. Adams has been a design engineer with the Company since 1997. Prior to 1997, Mr. Adams worked for 16 years as a design engineer at Input/Output, Inc. (now known as ION Geophysical Corp.).

Mr. Owens’ and Mr. Sheen’s backgrounds are described above under “Background of Nominees and Continuing Directors.”

Compensation Discussion and Analysis

Executive Compensation Program

Objectives of Compensation Program

Our executive compensation program is designed to attract, motivate and retain highly talented and experienced management personnel and to reward management for the Company’s successful financial performance and for increasing stockholder value. We provide compensation and incentives through a combination of salaries, annual performance bonuses and long-term incentive stock-based awards.

Executive officers generally receive the same employee and fringe benefits as other employees. Any differences are typically due to position, seniority, or local requirements. Consistent with this philosophy, executive officers receive minimal perquisites. Messrs. Wheeler, Sheen, McEntire and Adams have entered into employment agreements with the Company, which, under certain circumstances, provide them with certain severance benefits upon their terminations of employment. See “Potential Payments upon Termination or Change-in-Control” below for more information on these benefits. Our compensation policies are designed to enhance our financial performance and stockholder value by aligning the financial interests of the executive officers and employees with those of our stockholders.

What Our Compensation is Designed to Reward

Our compensation program is designed to reward teamwork and each individual’s contribution to the Company, including the impact of such contribution on the Company’s overall financial performance, as well as to produce positive long-term results for our stockholders and employees.

Administration

The compensation committee is composed of three non-employee members of the Board. No compensation committee member participates in any of our employee compensation programs. Our non-employee directors are eligible to participate in our 2014 Long-Term Incentive Plan. The compensation committee (i) sets and recommends annual compensation, including equity awards, for Messrs. Wheeler, Sheen, McEntire, and Adams to the full Board for approval, (ii) reviews and approves the compensation program for all other employees as recommended to the compensation committee by the President and Chief Executive Officer, and (iii) reviews and approves awards under equity incentive plans and the non-equity incentive program to all employees as recommended to the compensation committee by management.

The compensation committee does not currently engage any consultant related to executive compensation matters.

At the 2014 annual meeting of stockholders, the stockholders approved, by a non-binding, advisory resolution, the compensation of the Company’s named executive officers. The compensation committee considered this resolution of the stockholders in its review of executive compensation in fiscal year 2014 and determined that the stockholders generally supported the compensation packages awarded to the Company’s named executive officers, and the objectives and policies by which those packages were determined. Pursuant to a resolution adopted by the stockholders at the 2011 annual meeting of stockholders, the stockholders will have an opportunity to approve or withhold approval of executive compensation by a non-binding advisory resolution on an annual basis at each annual meeting of stockholders.

Elements of Compensation

General

The primary elements of the executive compensation program consist of (1) base salary, (2) annual cash bonuses pursuant to a non-equity incentive program, and (3) long term incentives in the form of equity-based compensation awards. Equity-based compensation awards have historically included nonqualified stock options and restricted stock awards. Each executive officer’s current and prior compensation is considered in setting future compensation and, while consideration is given to the vesting and value of previously granted equity-based compensation awards, the total compensation package is not regularly adjusted for such values. In addition, the Company focuses on the relative roles throughout the organization when determining compensation.

The Company chooses to pay each element of compensation to reward executives through various means. The base salary and employee benefits compensate executives for their daily efforts as management of the Company. The annual cash bonus program, described in more detail below, encourages executives to not only meet goals for the Company, measured in terms of consolidated pretax profits (before bonus), but also encourages other employees to meet goals as well. The equity-based compensation awards provide a long term incentive to executives to improve the performance of the Company as viewed by the market.

An executive officer’s annual base salary and annual cash bonus do not fluctuate as a result of increases or decreases in the market value of equity-based compensation awards. Thus, for example, if the stock price has grown significantly, resulting in large potential gains on vested stock awards, an executive officer’s base salary or bonus potential is not adjusted for that reason. However, the compensation committee would consider those gains in awarding additional equity-based compensation. Similarly, the compensation committee would not consider a large cash bonus award under the Company’s annual bonus plan or the Executive Officer Annual Bonus Plan to be a reason to reduce the equity-based compensation awards or annual base salary received by the executive in the following fiscal year. The Company views each compensation element as a different means of encouraging and promoting performance. These compensation elements are designed to work in tandem.

In fiscal year 2013 no new stock options or restricted stock grants were awarded to the named executive officers. In fiscal year 2014, the compensation committee approved grants of restricted stock to the following named executive officers:

Name	Number of Shares of Restricted Stock Granted
Walter R. Wheeler	15,000
Michael J. Sheen	10,000
Robbin B. Adams	10,000
Thomas T. McEntire	10,000

No new stock options were awarded in fiscal year 2014 to the named executive officers.

The compensation committee considers the balance of base salary levels supplemented by bonus awards and equity compensation in evaluating the total executive compensation package. The executive officers are encouraged to earn their bonus and equity compensation in order to realize the full value of their compensation package. We intend that the attainment of the performance goals established by the compensation committee will benefit our stockholders.

The compensation committee does not believe that there is another public company that is a peer to the Company in the seismic industry—the Company is a manufacturer of seismic products and does not provide traditional seismic services or maintain a seismic library, unlike other similar companies. One of the Company’s most direct competitors is a subsidiary of a much larger company, and there is no access to salary information of the subsidiary alone. The compensation committee from time to time does review publicly available information as to other seismic industry participants to help its understanding of the marketplace in which the Company competes to retain executive talent. Management assists the committee in gathering this information from other companies in the seismic industry. The compensation committee strives to maintain a reasonable compensation package for each executive officer in order to retain such officer and provide incentives for such officer to continue to improve the Company’s performance in the future.

In setting compensation levels for fiscal year 2014, the compensation committee did not undertake to perform a formal analysis of its other seismic industry participants’ executive salaries. The conclusion of the compensation committee after its most recent examination of the publicly available executive compensation of certain seismic industry participants from 2010 was that the Company’s compensation of each of its executive officers, particularly their base salaries, were well within and typically much lower than the compensation of executive officers in other seismic industry companies, adjusting for various factors such as size, location and seniority of the executive officer.

The Company places a high priority on the retention of its key employees, particularly our executive officers. The Board of the Company believes that these executive officers have made significant contributions to the growth and development of the Company and have developed a synergy among themselves that fosters progress and support. The Board believes that a loss of any one of these executive officers could have a significant adverse impact on the Company. The compensation committee has further recognized that contributions from Sheen and McEntire continued for a period of seven years during which their salaries remained stagnant while the salaries of executives in other seismic industry companies steadily increased. Based upon these considerations, the compensation committee designed compensation packages for our executive officers.

The compensation committee targets overall compensation packages for our executive officers that are competitive compared to the total value received by comparable executive officers at other seismic industry companies. Due to the nature of the Company’s business, it is possible for our executive officers to receive substantial financial rewards when the Company’s fiscal year financial performance exceeds expectations. Conversely, in years when the Company’s fiscal year financial performance does not meet expectations, our executive officers will receive minimal financial compensation, if any, in addition to their base salaries. Thus, to establish some consistency that would improve the likelihood of retention of these executive officers, the compensation committee attempts to maintain annual base salary ranges that are intended to keep salaries reasonably competitive with salaries at other seismic industry companies. The remaining portions of the executives’ compensation packages are tied to the Company’s financial performance, thus providing an incentive to executive officers and a benefit to our stockholders.

Chief Executive Officer

In the fiscal year 2012, Mr. Owens’ annual base salary was increased by 10% to $302,500 taking into account the record performance of the Company during the fiscal year 2011 and the differential between Mr. Owens’ total compensation package and those in similar positions in other seismic industry companies. Mr. Owens also participated in the 2012 Bonus Plan, which is described in more detail under “Annual Performance Bonuses” below. No discretionary bonus was awarded to Mr. Owens during the fiscal year 2012. Mr. Owens’ overall compensation package for fiscal year 2012 had a value of $582,024.

In the fiscal year 2013, Mr. Owens’ compensation package was not adjusted from fiscal year 2012 levels. Mr. Owens also participated in the 2013 Bonus Plan, which is described in more detail under “Annual Performance Bonuses” below. No discretionary bonus was awarded to Mr. Owens during the fiscal year 2013. Mr. Owens’ overall compensation package for fiscal year 2013 had a value of $595,313.

In the first quarter of fiscal year 2014, Mr. Owens’ compensation package was not adjusted from fiscal year 2013 levels. Mr. Owens did not participate in the 2014 Bonus Plan, which is described in more detail under “Annual Performance Bonuses” below. No discretionary bonus was awarded to Mr. Owens during the fiscal year 2014. Mr. Owens’ overall compensation package for fiscal year 2014 had a value of $99,303 and Mr. Owens retired from his position as President and Chief Executive Officer on December 31, 2013.

Beginning with his appointment to the position on January 1, 2014, Mr. Wheeler’s annual base salary was set at $300,000 based on his experience, qualifications, familiarity with the Company, base salary of other executive officers at the Company and those in similar positions in other seismic industry companies. Although no discretionary bonus was awarded, the compensation committee approved a comprehensive, company-wide cash bonus compensation plan for fiscal year 2014 with greater bonus pool potential than those established under a similar cash bonus compensation plan applicable to fiscal year 2013. Mr. Wheeler’s overall compensation package for fiscal year 2014 had a value of $1,995,470.

Chief Technical Officer

In the fiscal year 2012, Mr. Sheen’s annual base salary was increased by 10% to $272,250 taking into account the record performance of the Company during the fiscal year 2011 and the differential between Mr. Sheen’s total compensation package and those in similar positions in other seismic industry companies. Mr. Sheen also participated in the 2012 Bonus Plan, which is described in more detail under “Annual Performance Bonuses” below. No discretionary bonus was awarded to Mr. Sheen during the fiscal year 2012. Mr. Sheen’s overall compensation package for fiscal year 2012 had a value of $545,571.

In fiscal year 2013, Mr. Sheen’s compensation package was not adjusted from fiscal year 2012 levels. Although no discretionary bonus was awarded, the compensation committee approved a comprehensive, company-wide cash bonus compensation plan for fiscal year 2013 with greater bonus pools than those established under a similar cash bonus compensation plan applicable to fiscal year 2012. Mr. Sheen’s overall compensation package for fiscal year 2013 had a value of $562,832.

In fiscal year 2014, Mr. Sheen’s annual base salary was increased by 10.2% to $300,000 taking into account, among other things, the performance of the Company. Although no discretionary bonus was awarded, the compensation committee approved a comprehensive, company-wide cash bonus compensation plan for fiscal year 2014 with greater bonus pools than those established under a similar cash bonus compensation plan applicable to fiscal year 2013. Mr. Sheen’s overall compensation package for fiscal year 2014 had a value of $1,530,260.

Chief Financial Officer

In the fiscal year 2012, Mr. McEntire’s annual base salary was increased by 10% to $242,000 taking into account the record performance of the Company during the fiscal year 2011 and the differential between Mr. McEntire’s total compensation package and those in similar positions in other seismic industry companies. Mr. McEntire also participated in the 2012 Bonus Plan, which is described in more detail under “—Annual Performance Bonuses” below. No discretionary bonus was awarded to Mr. McEntire during the fiscal year 2012. Mr. McEntire’s overall compensation package for fiscal year 2012 had a value of $516,899.

In fiscal year 2013, Mr. McEntire’s compensation package was not adjusted from fiscal year 2012 levels. Although no discretionary bonus was awarded, the compensation committee approved a comprehensive, company-wide cash bonus compensation plan for fiscal year 2013 with greater bonus pools than those established under a similar cash bonus compensation plan applicable to fiscal year 2012. Mr. McEntire’s overall compensation package for fiscal year 2013 had a value of $530,561.

In fiscal year 2014, Mr. McEntire’s annual base salary was increased by 13.6% to $275,000 taking into account, among other things, the performance of the Company. Although no discretionary bonus was awarded, the compensation committee approved a comprehensive, company-wide cash bonus compensation plan for fiscal year 2014 with greater bonus pools than those established under a similar cash bonus compensation plan applicable to fiscal year 2013. Mr. McEntire’s overall compensation package for fiscal year 2014 had a value of $1,499,703.

Chief Project Engineer

Beginning with his appointment to the position on January 1, 2012, Mr. Adams’ annual base salary was set at $160,000 based on his experience, qualifications, familiarity with the Company, base salary of other executive officers at the Company and those in similar positions in other seismic industry companies. Mr. Adams also participated in the 2012 Bonus Plan, which is described in more detail under “—Annual Performance Bonuses” below. Mr. Adams’ overall compensation package for fiscal year 2012 had a value of $311,179.

In fiscal year 2013, Mr. Adam’s compensation package was not adjusted from fiscal year 2012 levels. Although no discretionary bonus was awarded, the compensation committee approved a comprehensive, company-wide cash bonus compensation plan for fiscal year 2013 with greater bonus pools than those established under a similar cash bonus compensation plan applicable to fiscal year 2012. Mr. Adam’s overall compensation package for fiscal year 2013 had a value of $327,912.

In fiscal year 2014, Mr. Adam’s annual base salary was increased by 56.25% in recognition of his increased duties and also in light of the performance of the Company. Although no discretionary bonus was awarded, the compensation committee approved a comprehensive, company-wide cash bonus compensation plan for fiscal year 2014 with greater bonus pools than those established under a similar cash bonus compensation plan applicable to fiscal year 2013. Mr. Adam’s overall compensation package for fiscal year 2014 had a value of $1,456,755.

Base Annual Salaries

Before the Company’s initial public offering in 1997, and before the formation of the compensation committee, the Company entered into an employment agreement with Mr. Sheen. The compensation level reflected in the employment agreement was established in July 1997 by negotiations by Mr. Sheen, before he joined the Company, and representatives of OYO Corporation U.S.A., the Company’s sole stockholder at that time. The employment agreement was amended, effective October 1, 2008, to bring the agreement into documentary compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and does not otherwise affect his current compensation level.

The base annual salaries of the Company’s named executive officers at the end of fiscal year 2014 were as follows:

Mr. Owens, Chairman of the Board and former President and Chief Executive Officer (1)	$75,625
Mr. Wheeler, President and Chief Executive Officer (2)	$300,000
Mr. Sheen, Senior Vice President and Chief Technical Officer	$300,000
Mr. McEntire, Vice President, Chief Financial Officer and Secretary	$275,000
Mr. Adams, Executive Vice President and Chief Project Engineer	$250,000

(1)	Reflects Mr. Owens’ actual pro-rated annual salary for the period October 1, 2013 through his retirement on December 31, 2013. Mr. Owens’ annualized salary would have been $302,500.
(2)	Reflects Mr. Wheeler’s base annual salary as a result of his new position as President and Chief Executive Officer beginning January 1, 2014. Mr. Wheeler’s actual pro-rated annual salary for the period January 1, 2014 through September 30, 2014 was $225,000.

The compensation committee has the authority to adjust these base salaries; however, the employment agreements for each executive officer requires that the base salaries not be reduced from the base amounts set forth above. After the end of the 2013 fiscal year, the compensation committee approved an increase in base salary for the Senior Vice President and Chief Technical Officer of 10.2%, and the Vice President, Chief Financial Officer and Secretary of 13.6%, effective January 1, 2014. These increases were determined by the compensation committee to be appropriate in order to retain Messrs. Sheen and McEntire in light of, among other things, the performance of the Company. Also effective January 1, 2014, Mr. Adams’ salary was increased by 56.25% in recognition of his increased duties as Chief Project Engineer and also in light of the performance of the Company. Mr. Owens’s annual base salary remained at $302,500 until his retirement from the position of President and Chief Executive Officer on December 31, 2013.

For the same period, Mr. Wheeler’s increase in his salary was the result of his appointment to President and Chief Executive Officer effective January 1, 2014. Mr. Wheeler’s new salary and total compensation package as President and Chief Executive Officer was set to reflect his significant new responsibilities, and the current compensation committee reviewed salary information from several other seismic industry companies in this regard.

Annual Performance Bonuses

In December 2013, management recommended to the Board a comprehensive, company-wide cash bonus compensation plan (the “2014 Bonus Plan”) for all employees for fiscal year 2014. The Board adopted the 2014 Bonus Plan following discussion at the same meeting. The 2014 Bonus Plan, which follows the same principles, goals and criteria as in the bonus plan previously established for prior fiscal years, set forth various targets and criteria for the Company’s operating performance and established a cash bonus, assessed on an individual basis, for employees of the Company. The financial targets were designed to provide incentives for the employees to work as a team to improve our financial results.

Under the 2014 Bonus Plan, every employee of the Company is eligible to participate in Tier I of the Bonus Plan, except for employees in the Russian Federation who participate in a local plan. Under Tier I, employees share proportionally in the Company’s profits based on each employee’s relative payroll. The Tier I bonus pool is established by accruing 14.2% of consolidated pretax profits (before bonus) above a specified range. Various management teams, including the executive officers, and selected key employees are eligible to participate in Tier II of the 2014 Bonus Plan, which applies after Tier I is fully funded. The Tier II bonus pool is established by accruing 14.2% of consolidated pretax profits (before bonus) within a specified range above Tier I. Under Tier II, certain participants share in the bonus pool depending on the satisfaction of predefined goals by their respective working groups. None of the named executive officers were required to satisfy predefined goals under the 2014 Bonus Plan. Tier I bonuses are paid if the Company reaches a predetermined pretax profit (before bonus) level. Tier II is based on attaining a predetermined consolidated pretax profits (before bonus) level as well as, in most cases (but not in the case of our named executive officers), specific performance criteria of the group eligible for the bonus. The predetermined pretax profits (before bonus) levels as well as the specific performance criteria are re-evaluated annually. The groups eligible for Tier II bonuses in one year are not necessarily eligible the following year. The eligible groups are selected based on management’s goals for improvement across the Company.

Our named executive officers were not required to achieve individual performance targets in order to earn their respective annual cash incentive payments under the 2014 Bonus Plan. However, the consolidated pretax profits (before bonus) of the Company must reach a predetermined threshold before Tier I or Tier II bonus payments will be made. The difficulty of attaining the performance criteria fluctuates in response to the Company’s industry, market and overall performance. While each of Messrs. Wheeler, Sheen, McEntire and Adams has the ability to influence the Company’s financial performance, none of them can ensure that the Company’s performance will rise to the level of satisfying the Tier I or Tier II thresholds. During fiscal year 2014, the Tier I bonus pool of $3,500,000 was fully funded. The Tier II bonus pool was funded in the amount of $2,990,000.

At the annual stockholders meeting held on February 23, 2009, the Company’s stockholders approved the OYO Geospace Corporation Executive Officer Annual Bonus Plan (the “Executive Officer Annual Bonus Plan”). Only executive employees who are or may become “covered employees” of the Company, as defined in Section 162(m) of the Code are eligible participants. Thus, only Messrs. Wheeler, Sheen and Adams are eligible to participate in the Executive Officer Annual Bonus Plan. The performance goal necessary for the payment of bonuses under the Executive Officer Annual Bonus Plan is the achievement of positive return on stockholder equity, as reported in the Company’s year-end or, if applicable, quarterly earnings release. The compensation committee may, in its discretion, add additional terms or conditions to the receipt of a bonus under the Executive Officer Annual Bonus Plan so long as such additional terms and conditions do not contradict the terms of the Executive Officer Annual Bonus Plan. Thus, if the performance criteria of positive return on stockholder equity is not satisfied, the compensation committee will not award bonuses under the Executive Officer Annual Bonus Plan. In no event may a bonus be paid pursuant to the Executive Officer Annual Bonus Plan to any participant for any fiscal year be in excess of $1.0 million. The ability to achieve the performance criteria required under the Executive Officer Annual Bonus Plan is analogous to the challenge presented by the 2014 Bonus Plan criteria: the difficulty of attaining the performance criteria fluctuates in response to the Company’s industry, market and overall performance. While the actions and individual job performance of each of Messrs. Wheeler, Sheen and Adams may influence the Company’s financial performance, none of them can ensure that the Company’s performance will result in a positive return on stockholder equity.

Long-Term Stock-Based Compensation

We also believe that long-term incentive compensation is an important component of the Company’s compensation program and that the value of this compensation should be directly related to increases in stockholder value. Therefore, in addition to base salaries and annual performance bonuses, the executive officers have historically participated in the 1997 Key Employee Stock Option Plan, as amended, which allowed the Company to grant long-term incentive compensation to its executive officers in the form of stock options and restricted stock awards. These options and restricted stock awards typically vest 25% per year over four years and are therefore intended to compensate executive officers for long-term appreciation in the market value of our Common Stock.

Historically, stock option grants and restricted stock awards were determined based on an individual’s annual compensation and their contribution to the company. The compensation committee independently sets and recommends stock option grants and restricted stock awards for the Company’s executive officers to the full Board for approval. The proposed stock option and restricted stock awards to non-executives is presented by the President and Chief Executive Officer and approved by the Board upon the recommendation of the compensation committee. Mr. Sheen abstains from voting with respect to his own compensation and option grants. In fiscal year 2014, Mr. Wheeler was awarded 15,000 shares of restricted stock and Messrs. Sheen, McEntire and Adams were each award 10,000 shares of restricted stock. In fiscal year 2014, no stock options were awarded to the Company’s executive officers and no stock options were exercised by the Company’s executive officers.

Relative Size of Major Compensation Elements

The combination of base salary, annual non-equity incentive awards and equity incentive awards comprise total direct compensation. In setting named executive officer compensation, the compensation committee considers the aggregate compensation payable to the executive officer and the form of the compensation. The compensation committee seeks to achieve the appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives.

Timing of Compensation Decisions

On September 26, 2013, the compensation committee approved an increase in base salary for Mr. Wheeler of 71.4% as a result of his appointment to President and Chief Executive Officer effective January 1, 2014 to reflect his significant new responsibilities and reviewed salary information from several other seismic industry companies. The compensation committee also approved an increase in the base salaries for Mr. Sheen, Senior Vice President and Chief Technical Officer of 10.2%, Mr. McEntire, the Vice President, Chief Financial Officer and Secretary of 13.6% and Mr. Adams, the Chief Project Engineer of 56.25%, effective January 1, 2014. These increases was determined by the compensation committee to be appropriate in order to retain Messrs. Sheen, McEntire and Adams following the compensation committee’s evaluation of peer company data and in light of, among other things, the performance of the Company during fiscal year 2013 and the period of time that had elapsed since the last adjustment to executive compensation, which had occurred at the end of fiscal year 2011.

Benefits

We offer a variety of health and welfare and retirement programs to all eligible employees. Executive officers generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, wellness, pharmacy, dental, life insurance and accidental death and disability. Each employee receives life insurance equal to the employee’s annual salary with a maximum payout of $100,000 and accidental death and dismemberment coverage.

We maintain a defined contribution retirement plan that is intended to qualify under Section 401(k) of the Code. The plan covers all full-time employees who meet age and service requirements. The plan provides for pre-tax, elective employee contributions with a matching contribution from us ranging from 50% to 100% of employee contributions, up to a maximum of 3.5% of the employee’s annual salary.

We offer vacation time determined by years of service. As of September 30, 2014, Mr. Sheen had accrued 322 hours of vacation; Mr. McEntire had accrued 198 hours of vacation; Mr. Wheeler had accrued 322 hours of vacation; and Mr. Adams had accrued 254 hours of vacation. Employees, including executive officers, may roll over up to 160 hours of unused vacation time to subsequent years.

Perquisites

As described above, we maintain life insurance policies on each named executive officer for the benefit of such executive’s family members. The maximum payout under each of these policies is $100,000. We also maintain key man life insurance policies on each executive officer exclusively for the benefit of the Company. Additionally, the Company provides promotional shirts, hats and Company logo golf balls to employees for use at Company-sponsored events and exhibitions. The Company may, during years when the Company is meeting its financial goals, reimburse the executive officers for the travel expenses of each executive’s spouse to attend certain annual geophysical conferences in North America and Europe.

Impact of Accounting and Tax Treatment

A standard issued by the Financial Accounting Standards Board requires a public company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The equity awards we grant are structured to comply with the requirements of the standard to maintain the appropriate equity accounting treatment.

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation paid to the chief executive officer and the four other most highly compensated executive officers (excluding the chief financial officer) that may be deducted by us in our U.S. tax return in any year unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. The compensation committee believes the compensation earned in excess of this amount by Messrs. Sheen, Wheeler and Adams, including compensation attributable to the exercise of stock options, will not result in a material loss of tax deductions to the Company.

Section 409A of the Code, as amended (“Section 409A”), provides that deferrals of compensation under a nonqualified deferred compensation plan for all taxable years are currently includible in gross income to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. We intend to structure any deferred compensation items to be in compliance with Section 409A.

Summary Compensation Table

The following table sets forth certain information regarding compensation paid for services rendered during the fiscal years ended September 30, 2012, 2013 and 2014, respectively, to each of our named executive officers:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (3)	Stock Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Walter R. Wheeler, President and CEO (1)	2012	175,000	—	—	162,781	—	5,377	343,158
	2013	175,000	—	—	164,075	—	5,202	344,277
	2014	267,895	—	1,480,200	240,635	—	6,740	1,995,470

Gary D. Owens, Chairman of the Board, President and CEO (2)	2012	302,500	—	—	272,192	—	7,228	582,024
	2013	302,500	—	—	285,954	—	7,332	595,313
	2014	98,894	—	—	—	—	409	99,303

Michael J. Sheen Senior Vice President and Chief Technical Officer	2012	272,250	—	—	269,942	—	3,379	545,571
	2013	272,250	—	—	283,704	—	6,878	562,832
	2014	293,054	—	986,800	242,535	—	7,871	1,530,260

Thomas T. McEntire, Vice President, Chief Financial Officer and Secretary	2012	242,000	—	—	267,753	—	7,146	516,899
	2013	242,000	—	—	281,516	—	7,045	530,561
	2014	266,533	—	986,800	240,535	—	5,835	1,499,703

Robbin B. Adams, Executive Vice President and Chief Project Engineer	2012	160,000	—	—	148,616	—	2,563	311,179
	2013	160,000	—	—	163,110	—	4,802	327,912
	2014	226,877	—	986,800	237,422	—	5,656	1,456,755

(1)	Mr. Wheeler served as Executive Vice President and Chief Operating Officer until his appointment to President and CEO on January 1, 2014.
(2)	Mr. Owens retired from his positions as President and CEO on December 31, 2013.
(3)	Except for discretionary bonus amounts, bonus amounts are reported as “Non-Equity Incentive Plan Compensation” since these cash amounts were awarded by the compensation committee under the 2012 Bonus Plan, the 2013 Bonus Plan, the 2014 Bonus Plan and the Executive Officer Annual Bonus Plan, as applicable. The awards under the 2013 Bonus Plan are discussed in further detail below in connection with the 2014 Grant of Plan-Based Awards Table.
(4)	As required by SEC rules, amounts in this column represent the aggregate grant date value of stock-based compensation expense as required by FASB ASC Topic 718 Stock Based Compensation. A discussion of the assumptions used to value the restricted stock awards is contained in the notes to the Company’s financial statements.
(5)	The values listed for fiscal year 2012 were awarded under the 2012 Bonus Plan, but not paid until fiscal year 2013. The 2012 Bonus Plan was designed with a two tier structure. The Tier I pool, which is allocated among all employees based upon relative payroll amounts, was capped at $2,250,000. Tier I pool was funded by an accrual of 15.3% of any pretax profits in excess of the minimum predetermined threshold (5% return on stockholder equity). The Tier II pool was capped at $2,530,000, funding at 15.3% of any pretax profits in excess of the minimum predetermined threshold. In May 2012, the Board approved a 20% increase to the Tier I and Tier II bonus pools. The Board determined that this adjustment to the bonus pools were appropriate to reward the Company’s employees, including the named executive officers and other members of management, for the record revenues earned by the Company during the prior fiscal quarter and to provide an incentive to increase and improve revenues even further as the fiscal year continued. After the May 2012 adjustment, the Tier I bonus pool was capped at $2,700,000 and the Tier II bonus pool was capped at $3,036,000. The minimum predetermined threshold was satisfied for fiscal year 2012. Both the Tier I bonus pool and the Tier II bonus pool were fully funded.

The values listed for fiscal year 2013 were awarded under the 2013 Bonus Plan, but not paid until fiscal year 2014. The 2013 Bonus Plan was designed with a two tier structure. The Tier I pool, which is allocated among all employees based upon relative payroll amounts, was capped at $3,050,000. Tier I pool was funded by an accrual of 16.7% of any pretax profits in excess of the minimum predetermined threshold (5% return on stockholder equity). The Tier II pool was capped at $3,450,000, funding at 16.7% of any pretax profits in excess of the minimum predetermined threshold. The minimum predetermined threshold was satisfied for fiscal year 2013. Both the Tier I bonus pool and the Tier II bonus pool were fully funded.

The values listed for fiscal year 2014 were awarded under the 2014 Bonus Plan, but not paid until fiscal year 2015. The 2014 Bonus Plan was designed with a two tier structure. The Tier I pool, which is allocated among all employees based upon relative payroll amounts, was capped at $3,500,000. Tier I pool was funded by an accrual of 14.2% of any pretax profits in excess of the minimum predetermined threshold (5% return on stockholder equity). The Tier II pool was capped at $3,700,000, funding at 14.2% of any pretax profits in excess of the minimum predetermined threshold. The minimum predetermined threshold for Tier I was satisfied for fiscal year 2014. The Tier I bonus pool was fully funded and the Tier II bonus pool was funded in the amount of $2,990,000.

Additionally, on February 23, 2009, the Company’s stockholders approved the Executive Officer Annual Bonus Plan. Only Messrs. Sheen, Wheeler and Adams are eligible to participate in the Executive Officer Annual Bonus Plan. The terms of the Executive Officer Annual Bonus Plan establish a performance goal whereby return on stockholder equity must be positive to permit distribution of bonuses under the Executive Officer Annual Bonus Plan. If the positive return on stockholder equity goal is not met for any given year, no bonuses will be paid under the Executive Officer Annual Bonus Plan for the applicable year. This performance goal was met in fiscal year 2012, 2013 and 2014. However, the Executive Officer Annual Bonus Plan gives the compensation committee the discretion to add additional terms or conditions to the receipt of a bonus under the Executive Officer Annual Bonus Plan so long as such additional terms and conditions do not contradict the terms of the Executive Officer Annual Bonus Plan. The compensation committee declined to award any amounts to Messrs. Sheen, Wheeler and Adams under the Executive Officer Annual Bonus Plan due to the significant amount awarded to the executive officers under the 2012, 2013 and 2014 Bonus Plan.

Equity Compensation Plan Information

The following table summarizes information with respect to our equity compensation plans under which our equity securities are authorized for issuance as of September 30, 2014:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (excluding securities reflected in column (a)) (c)
	(In shares)	(In dollars per share)	(In shares)
Equity compensation plans approved by security holders (1)	89,700	$17.27	1,480,500
Equity compensation plans not approved by security holders	—	—	—
Total	89,700	$17.27	1,480,500

(1)

The number of securities shown in column (c) represents number of securities remaining available for issuance under the Company’s 2014 Long Term Incentive Plan (the “2014 Plan”), which was approved by the Board and shareholders in February 2014. The 2014 Plan allows for the issuance of restricted stock awards, performance stock awards, performance stock unit awards, restricted stock unit awards (the foregoing, “Full Value Awards”), stock options and stock appreciation rights. For purposes of calculating the number of securities remaining under the 2014 Plan in column (c), Full Value Awards are counted as 1.5 shares for each share awarded. During fiscal year 2014, an aggregate of 13,000 restricted shares were granted under the 2014 Plan. During fiscal year 2014, the Board also authorized the grant under the Company’s 1997 Key Employee Stock Option Plan (the “1997 Plan”) of 184,000 restricted stock awards, including the grant of restricted stock awards for 45,000 restricted shares to the named executive officers. The number of securities shown in column (a) of the table above relates solely to stock options issued under the 1997 Plan.

Security Ownership of Certain Beneficial Owners and Management

The following table indicates the beneficial ownership as of December 5, 2014 of shares of Common Stock of each director and named executive officer, each person known to the Company to beneficially own more than 5% of the outstanding Common Stock and all directors and named executive officers as a group, along with the percentage of outstanding Common Stock that such ownership represents. The Company based the information regarding beneficial ownership by third persons of more than 5% of its outstanding capital stock on a search of all Schedules 13D and 13G filed with the Securities and Exchange Commission with respect to the Common Stock and additional information received by the Company from NASDAQ. Each person named has sole voting and investment power with respect to the shares indicated except as otherwise stated in the notes to the table.

Beneficial Owner	Shares	Percentage
Eagle Asset Management, Inc. (1)	1,880,686	11.54%
Brown Capital Management, LLC (5)	1,465,708	11.15%
BlackRock, Inc. (4)	1,415,892	7.91%
The Vanguard Group, Inc. (6)	824,149	6.43%
Thomas L. Davis, Ph.D.	18,854	*
Thomas T. McEntire	32,000	*
William H. Moody	7,694	*
Gary D. Owens	221,524	1.68%
Michael J. Sheen	10,000	*
Charles H. Still	5,500	*
Walter R. Wheeler (3)	75,425	*
Robbin B. Adams (2)	25,050	*
Tina M. Langtry	600	*
Richard F. Miles	950	*
Executive officers and directors as a group (10 people)	397,597	3.02%

*	Less than one percent.
(1)	Amended Schedule 13G filed with the Securities and Exchange Commission on January 30, 2014, indicates that Eagle Asset Management, Inc. beneficially owns 1,880,686 shares. The address indicated on this form is 880 Carillon Parkway, St. Petersburg, FL 33716. Other information received as of a later date indicates that Eagle Asset Management, Inc. owns the number of shares indicated above.
(2)	Includes vested unexercised options to purchase 13,500 shares. Mr. Adam’s business address is 7007 Pinemont Drive, Houston, Texas 77040-6601.
(3)	Includes vested unexercised options to purchase 26,000 shares. Mr. Wheeler’s business address is 7007 Pinemont Drive, Houston, Texas 77040-6601.
(4)	Schedule 13G Amendment No. 3 filed with the Securities and Exchange Commission on January 10, 2014, indicates that BlackRock, Inc. beneficially owns 1,415,892 shares, and has sole voting power with respect to 1,370,413 shares. The address indicated on this form is 40 East 52nd Street, New York, NY 10022. Other information received as of a later date indicates that BlackRock, Inc. owns the number of shares indicated above.
(5)	Schedule 13G Amendment No. 6 filed with the Securities and Exchange Commission on December 5, 2014, indicates that Brown Capital Management, LLC beneficially owns the number of shares mentioned above and has sole voting power with respect to 922,172 shares. The address indicated on this form is 1201 N. Calvert Street, Baltimore, MD 21202.

(6)	Schedule 13G filed with the Securities and Exchange Commission on February 11, 2014 indicates that The Vanguard Group beneficially owns 824,149 shares. The address indicated on this form is 100 Vanguard Blvd., Malvern, PA 19355. Other information received as of a later date indicates that The Vanguard Group owns the number of shares indicated above.

Employee Equity Incentive Plans

In February 2014, the Board and stockholders approved the 2014 Long Term Incentive Plan (the Plan), which replaced the 1997 Key Employee Stock Incentive Plan.

The Plan is administered by the compensation committee. Under the Plan, the compensation committee may grant incentive stock options, nonqualified stock options and restricted stock. The purchase price of shares subject to an incentive option granted under the Plan is determined by the compensation committee and may not be less than the greater of: (a) 100% of the fair market value of the shares of Common Stock on the date the option is granted or (b) the aggregate par value of the shares of Common Stock on the date the option is granted. The compensation committee in its discretion may provide that the price at which shares of Common Stock may be purchased under an incentive option shall be more than 100% of fair market value. In the case of any 10% stockholder, the price at which shares of Common Stock may be purchased under an incentive option shall not be less than 110% of the fair market value of the Common Stock on the date the incentive option is granted. The price at which shares of Common Stock may be purchased under a nonqualified option shall not be less than the greater of: (a) 100% of the fair market value of the shares of Common Stock on the date the option is granted or (b) the aggregate par value of the shares of Common Stock on the date the option is granted. The compensation committee in its discretion may provide that the price at which shares of Common Stock may be purchased under a nonqualified option shall be more than 100% of fair market value.

Options granted under the Plan must be exercised within ten years from the date of grant. In the case of a 10% stockholder, no incentive option shall be exercisable after the expiration of five years from the date the incentive option is granted.

Generally, awards granted under the Plan are not transferable by the holder other than by will or under the laws of descent and distribution. Options granted under the Plan, if vested, terminate on the earlier of (i) the expiration date of the option or (ii) one day less than three months after the date the holder of the option terminates his or her employment with us for any reason other than the death, disability or the retirement of such holder. During such three-month period the holder may exercise the option in respect of the number of shares that were vested on the date of such severance of employment. In the event of severance because of the death, disability or retirement of a holder before the expiration date of the option, the option terminates on the earlier of such (i) expiration date or (ii) one year following the date of severance. During this period the holder, or his or her heirs, as the case may be, generally may exercise the option in respect of the number of shares that were vested on the date of severance because of death, disability or retirement.

At September 30, 2014, an aggregate of 1,480,500 shares of common stock were available for issuance under the Plan.

Grants of Plan-Based Awards Table

The following table summarizes plan-based awards granted to named executive officers of the Company during the fiscal year ended September 30, 2014:

2014 Grants of Plan-Based Awards Table

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares (#) (5)	Grant Date Fair Value of Stock Awards ($)
			Threshold ($) (2)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Walter R. Wheeler	11/21/13	(3)	—	240,635	240,635	(4)	—	—	—	15,000	1,480,200
Michael J. Sheen	11/21/13	(3)	—	242,535	242,535	(4)	—	—	—	10,000	986,800
Thomas T. McEntire	11/21/13	(3)	—	240,535	240,535	(4)	—	—	—	10,000	986,800
Robbin B. Adams	11/21/13	(3)	—	237,422	237,422	(4)	—	—	—	10,000	986,800

(1)	Bonuses were paid under the 2014 Bonus Plan because the minimum predetermined threshold was satisfied as of September 30, 2014.
(2)	Neither the 2014 Bonus Plan nor the Executive Officer Annual Bonus Plan includes threshold amounts for payout. The bonus amount that a named executive officer receives may range from zero to the stated maximum, fluctuating as a function of the overall financial performance of the Company.
(3)	Refers to the date on which the compensation committee approved and established the 2014 Bonus Plan and awarded the restricted stock grants.
(4)	Represents amounts that were paid to the named executive officer upon the satisfaction of the predetermined threshold for Tier I and Tier II under the 2014 Bonus Plan, as described above, in the maximum amount. The actual payout amount is a function of the amount by which the predetermined threshold is exceeded. As previously stated, the named executive officers are eligible to participate in Tiers I and II under the 2014 Bonus Plan. Additionally, as previously stated, Tier II is not available until Tier I has been fully funded. Thus, this column assumes that Tier I was fully funded. When approved in December 2013, the Tier I pool, which is allocated among all employees based upon relative payroll amounts, was capped at $3,500,000 for fiscal year 2014. Tier I pool is funded by an accrual of 14.2% of any pretax profits in excess of the minimum predetermined threshold (5% return on stockholder equity). When approved in December 2013, the Tier II pool was capped at $3,700,000 for fiscal year 2014. Once the maximum pool amount for Tier I is met, the Tier II pool is funded by an accrual of 14.2% of any pretax profits in excess of the Tier I maximum amount until the cap for Tier II is reached.
(5)	The restricted stock awards vest in four equal annual installments with the first installment vesting on the first anniversary of the date of grant.

Material Terms of Plan-Based Awards

The material terms of the Executive Officer Annual Bonus Plan, the 2014 Bonus Plan and our employee equity incentive plans are described in the footnotes to the 2014 Grants of Plan-Based Awards Table as well as under the captions “Compensation Discussion and Analysis—Elements of Compensation—General—Annual Performance Bonuses” and “Employee Equity Incentive Plans.”

Salary and Bonus in Proportion to Total Compensation

As stated above, the compensation committee seeks to achieve the appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives. The compensation committee believes that our compensation program should be tied in part to our stock price performance so as to align our named executive officers’ interests with those of our stockholders. The value of the combined base salary and annual bonus (non-equity awards as described above) for each of our named executive officers represented approximately 31% of their total respective compensation in fiscal year 2014.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes certain information regarding unexercised options, vested stock and equity incentive plan awards outstanding as of the end of the fiscal year ended September 30, 2014 for each of the named executive officers:

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Walter R. Wheeler	26,000	—	—	(1)	(1)
Robbin B. Adams	13,500	—	—	(2)	(2)

(1)	Includes options with an exercise price of $8.78 expiring December 5, 2018; and options with an exercise price of $21.945 expiring February 25, 2020.
(2)	Includes options with an exercise price of $8.78 expiring December 5, 2018; and options with an exercise price of $21.945 expiring February 25, 2020.

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Walter R. Wheeler	15,000	593,550	—	—
Michael J. Sheen	10,000	395,700	—	—
Thomas T. McEntire	10,000	395,700	—	—
Robbin B. Adams	10,000	395,700	—	—

(1)	Restricted shares were granted on November 21, 2013 which vest in four equal annual installments with the first installment vesting on the anniversary date of the date of grant.
(2)	Represents the closing price of $39.57 per share of the Company’s stock on September 30, 2014.

Option Exercises and Stock Vested Table

No stock options were exercised and no stock awards vested during the fiscal year ended September 30, 2014 for any of our named executive officers.

Pension Benefits

We currently have no defined benefit pension plans.

Nonqualified Deferred Compensation

We currently have no defined contribution plans which provide for the deferral of compensation on a basis that is not tax qualified.

Potential Payments upon Termination or Change-in-Control

Pursuant to their employment agreements, as amended, each of Messrs. Sheen, McEntire, Wheeler and Adams is entitled to receive the severance benefits described below upon termination of his employment unless the termination:

•	results from his death, disability or retirement;

•	is by the Company for Cause; or

•	is by the employee other than for Good Reason.

“Cause” is defined to mean the employee’s willful and continued failure to perform his duties after a demand for his performance of those duties or the employee’s willfully engaging in gross misconduct materially and demonstrably injurious to the Company. “Good Reason” is defined to mean a demotion, a reduction in base salary, a relocation of the employee’s base location of employment, the discontinuation of any employee benefit without comparable substitution, the failure of any successor of the Company to assume the employment agreement or a purported termination not in compliance with the employment agreement.

The severance benefits to which Messrs. Wheeler, Sheen, McEntire and Adams would be entitled on termination would be an amount equal to the product of (a) his then-current annual salary plus the average of the bonus payments paid to the executive in respect of the three fiscal years preceding the fiscal year in which the termination occurs, multiplied by (b) two. The executive would also receive any relocation and indemnity payments to which he is entitled and any costs and legal fees incurred in connection with any dispute over his employment agreement, and a gross-up for any applicable “excess parachute payment” tax imposed by the Code.

These payments would be due in a lump sum on the tenth day following the date of termination. The amounts paid are based on the salary rate in effect at the time of termination, unless the employee is terminating employment for Good Reason due to a reduction in salary, in which case the salary rate shall be the rate in effect prior to such reduction.

So long as Messrs. Wheeler, Sheen, McEntire or Adams are terminated without Cause, neither is required to perform any further agreement or action in order to receive these benefits. However, in connection with these employment agreements, each of them have agreed that he will not disclose or misappropriate any confidential information of the Company and that all intellectual property developed by them is the property of the Company.

If the employment of any of Messrs. Wheeler, Sheen, McEntire or Adams had been terminated on September 30, 2014, the terminated employee would have received the amount set forth in the table below in a lump sum payment plus any relocation and indemnity payments to which he is entitled. In the case of Mr. Sheen, the terminated employee would additionally be entitled to receive any costs and legal fees incurred in connection with any dispute over his employment agreement, and a gross-up for any applicable “excess parachute payment” tax imposed by the Code.

Name	Lump sum payment upon termination
Walter R. Wheeler	$978,327
Michael J. Sheen	$1,130,787
Thomas T. McEntire	$1,076,536
Robbin B. Adams	$866,099

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

Compensation Committee Interlocks and Insider Participation

In fiscal year 2014, the compensation committee was composed of Dr. Thomas L. Davis, Mr. Charles H. Still and Ms. Tina M. Langtry.

The amended charter of the compensation committee may be accessed electronically under the “Investor Relations—Code of Business Conduct” section of the Company’s website at www.geospace.com.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Exchange Act. Based on such review and discussions, the compensation committee has recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement relating to the 2015 annual meeting of stockholders.

The information in this Compensation Committee Report shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference.

Thomas L. Davis, Ph.D.

Charles H. Still

Tina M. Langtry

PROPOSAL IV: REINCORPORATION OF THE COMPANY FROM THE STATE OF DELAWARE TO THE STATE OF TEXAS

Summary

The principal effects of the proposed reincorporation will be that:

(1)	The Company will benefit from approximately $157,000 of Delaware franchise tax savings annually, which the Company believes is likely to increase in the future.

(2)	The affairs of the Company will cease to be governed by Delaware corporation laws and will become subject to Texas corporation laws. See “Comparison of Shareholder Rights Before and After the Reincorporation” below.

(3)	The resulting Texas corporation (“Geospace Texas”) will be the same entity as the current Delaware corporation (“Geospace Delaware”) and will continue with all of the rights, titles and interests of Geospace Delaware, will continue with the same officers and directors of Geospace Delaware, the rights of creditors of Geospace Delaware will continue to exist, and the ownership interest of the shareholders of Geospace Delaware will be converted to an identical interest in Geospace Texas.

General

The Board has unanimously approved and recommends that the shareholders approve the reincorporation of the Company from the State of Delaware to the State of Texas (the “Reincorporation” or the “Reincorporation Proposal”). The Company would effect the Reincorporation by creating a Texas corporation as a wholly owned subsidiary and adopting an agreement and plan of merger, the proposed form of which is attached hereto as Appendix A (the “Agreement and Plan of Merger”) and filing certificates of merger in both Delaware and Texas. At the effective time of the Reincorporation, the Company would amend the merger subsidiary’s certificate of formation to one that would govern the Company as a Texas corporation going forward, the proposed form of which is attached as Appendix B. The Agreement and Plan of Merger also would adopt bylaws for the resulting Texas corporation going forward, the proposed form of which is attached as Appendix C.

Apart from being governed by the proposed Texas certificate of formation, Texas bylaws and Texas corporation law, for all other purposes, the Company as a Texas corporation will possess the rights, privileges, powers and franchises, the real and mixed property. All debts due to Geospace Delaware will be vested in Geospace Texas, and all debts, liabilities and liens of Geospace Delaware will be the debts, liabilities and liens of Geospace Texas. Geospace Texas will continue with the same officers and directors of Geospace Delaware, the rights of creditors of Geospace Delaware will continue to exist, and the ownership interest of the shareholders of Geospace Delaware will be converted to an identical interest in Geospace Texas. No regulatory approval (other than various filings with Secretary of State of Texas and Delaware discussed above) is required to effect the Reincorporation.

Reasons for the Reincorporation

Because the Company’s headquarters and its principal operations, management and employees are located in Houston, Texas, the Company’s status as a Delaware corporation physically located in Texas requires the Company to comply with reporting and tax obligations in both Delaware and Texas. For the most recent franchise tax period, the Company paid $157,000 in franchise taxes to the State of Delaware. The Company believes that the Delaware legislature will likely increase the rates applicable to the Company in the future, making the annual Delaware franchise tax obligation effectively perpetual. The Company is obligated to pay the same amount of Texas margin tax regardless of where it is incorporated, and the Company’s Texas margin tax obligations will not change as a result of the Reincorporation. Accordingly, the Reincorporation will result in a net savings by the Company of $157,000 annually.

The Company does not conduct any operations in Delaware and does not anticipate doing so in the future other than sales to customers located in Delaware, which at present do not account for an appreciable portion of the Company’s overall sales. The Company does not conduct any operations in any state in the United States other than Texas, other than sales to customers located in those states. Thus, the Company does not believe it receives any material financial benefit as a result of being incorporated in Delaware. The Company also considered its relatively small capitalization and its desire to cut unnecessary costs. If the proposed reincorporation is implemented, Geospace Texas would benefit from a recurring reduction in franchise taxes compared to Geospace Delaware because Geospace Texas would no longer have a franchise tax obligation in Delaware. In addition, since the Company is headquartered in Texas and conducts its primary operations from Texas, the application of Texas corporate laws will be advantageous to the operations and management of the Company.

Furthermore, incorporation in Delaware subjects the Company to the jurisdiction and venue of federal and state courts in Delaware in possible litigation, even though it has no management, employees, or operations there. Delaware courts typically require the retention of Delaware counsel in proceedings there in addition to the Company’s Texas counsel. The Company believes the risk of this potential expense and other hurdles of litigation conducted far from its Houston offices is unwarranted.

The Company believes that the Texas legislature has demonstrated a willingness to maintain modern and effective corporation laws to meet changing business needs. While some regard Delaware corporate law as the most extensive and well-defined body of corporate law in the United States, the Company does not believe there is significant risk to the Company or its shareholders if the Company is governed under Texas corporate law rather than Delaware corporate law. Additionally, the Company regards certain aspects of Delaware law more uncertain and complex than their Texas equivalents due to the large body of nuanced Delaware case law. While there are some advantages under Delaware corporate law to being a Delaware corporation, there are also advantages under Texas corporate law to being a Texas corporation. The Company believes that, on balance, the impact on the Company of implementing the reincorporation proposal from a corporate law perspective will be neutral to the Company and its shareholders.

In preparing the Texas Certificate of Formation and Bylaws that will govern Geospace Texas in the event this proposal is approved by the stockholders, the Company attempted to mirror as closely as possible the stockholder voting thresholds that are currently in effect for Geospace Delaware. In some instances, Texas law does not allow for identical voting thresholds, and in those cases the Company attempted to approximate the stockholder voting thresholds under Delaware law as nearly as possible.

We have provided a discussion of additional differences between the Delaware and Texas corporate laws below under the heading “Comparison of Shareholder Rights Before and After the Reincorporation.”

No Change in Business, Jobs, Physical Location, Etc.

The Reincorporation Proposal will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below under the heading “—Comparison of Shareholder Rights Before and After the Reincorporation.” The Reincorporation Proposal will not result in any change in headquarters, business, jobs, management, location of any of our offices or facilities, number of employees, taxes payable to the State of Texas, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation and the Delaware franchise tax savings discussed above). Our management, including all directors and officers, will remain the same in connection with the reincorporation and will have identical positions with Geospace Texas. None of the Company’s subsidiaries will be changing their respective states or jurisdictions of incorporation, or making any other changes, in connection with the reincorporation. To the extent the Reincorporation will require the consent or waiver of a third party (for example, the consent of the Company’s primary lender), the Company will use commercially reasonable efforts to obtain such consent or waiver before completing the Reincorporation. If a material consent cannot be obtained, the Company will not proceed with the Reincorporation. The Reincorporation will not otherwise affect any of the Company’s material contracts with any third parties and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of Geospace Texas as a Texas corporation.

Comparison of Shareholder Rights Before and After the Reincorporation

The Reincorporation will effect some changes in the rights of the Company’s shareholders. This is as a result of differences between the Texas Business Organizations Code (“TBOC”) and the Delaware General Corporation Law (“DGCL”), as well as differences between each of the Company’s charter documents before and after the Reincorporation. Summarized below are the most significant differences between the rights of the Company’s shareholders before and after the Reincorporation. The differences between the current Delaware certificate of incorporation and bylaws and the proposed Texas certificate of formation and bylaws, as relevant to such rights, are noted within this summary. The summary below is not intended to be relied upon as an exhaustive list of all the differences or a complete description of the differences resulting from the Reincorporation. Furthermore, this summary is qualified in its entirety by reference to the DGCL, the Company’s existing Delaware certificate of incorporation and bylaws, the TBOC, and the Company’s proposed Texas certificate of formation and bylaws.

	Delaware	Texas
Business Combinations Statute

The DGCL prohibits certain transactions between a Delaware corporation and an “interested stockholder” for a period of three years after the date the interested stockholder acquired its stock.

“Interested stockholder” is broadly defined as a person (including the affiliates and associates of such person) that is directly or indirectly a beneficial owner of 15% or more of the outstanding voting stock of a Delaware corporation.

Prohibited transactions include: (i) mergers, (ii) consolidations, (iii) sales or other dispositions of assets having an aggregate market value of 10% or more of either the consolidated assets or the outstanding stock of a company, and (iv) certain transactions that would result in the issuance or transfer of stock of a company, increase the interested stockholder’s proportionate share of ownership in a company, or grant the interested stockholder disproportionate financial benefits.

The DGCL provides an exception to this prohibition if: (i) the

The TBOC prohibits specific mergers, sales of assets, reclassifications and other transactions between a Texas public corporation and an “affiliated shareholder” for a period of three years after the date the shareholder obtained “affiliated shareholder” status.

“Affiliated shareholder” is defined as a person who beneficially owns (or has owned within the preceding three-year period) 20% or more of the outstanding stock of a Texas public corporation for a period of three years following the shareholder acquiring shares representing 20% or more of the corporation’s voting power.

The TBOC provides an exception to this prohibition if: (i) the board of directors of the corporation approves the transaction or the acquisition of shares by the affiliated shareholder prior to the affiliated shareholder becoming an affiliated shareholder, (ii) two-thirds (or a higher if specified in the certificate of formation) of the unaffiliated shareholders approve the transaction at a meeting held no earlier than six months after the shareholder acquires that

	Delaware	Texas

business combination or the transaction in which the stockholder became an interested stockholder is approved by that company’s board of directors prior to the date the interested stockholder became an interested stockholder, (ii) the interested stockholder acquired at least 85% of the voting stock of that company in the transaction in which it became an interested stockholder, or (iii) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting (and not by written consent).

The existing Delaware certificate of incorporation does not alter the effect of the Delaware business combinations statute.

ownership, or (iii) if the affiliated shareholder was an affiliated shareholder before December 31, 1996, and continued as such through the date of the transaction.

The proposed Texas certificate of formation does not alter the Texas business combinations statute.

Sales, Leases, Exchanges or Other Dispositions

A Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by a majority of the outstanding stock of the corporation entitled to vote thereon, unless the certificate of incorporation provides to the contrary.

The existing Delaware certificate of incorporation does not address this issue.

Generally, the sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of a Texas corporation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote. No such approval is required, however, if the transaction is made in the usual and regular course of the corporation’s business. Under Texas law, the transfer of substantially all of a corporation’s assets in such a manner that the corporation continues directly or indirectly to engage in one or more businesses is deemed to be in the usual and regular course of its business.

The proposed Texas certificate of formation contains a provision setting the approval threshold at a majority of the outstanding shares.

	Delaware	Texas
Approval of Mergers	Under Delaware law, any merger with a third party must be approved by a majority of the stockholders.

Under Texas law, any merger with a third party requires approval by two-thirds of the outstanding shares of the Texas corporation unless a different threshold, not less than a majority, is specified in the certificate of formation.

The proposed Texas certificate of formation contains a provision setting the approval threshold at a majority of the outstanding shares.

Appraisal Rights

Under Delaware law, stockholders have no appraisal rights in the event of a merger or consolidation of the corporation if the stock of the Delaware corporation is listed on a national securities exchange (the Company currently meets this condition by virtue of its listing on the NASDAQ market) or if such stock is held of record by more than 2,000 stockholders. Stockholders of a Delaware parent corporation have no appraisal rights in a merger between that parent corporation and a subsidiary corporation wholly owned by that parent corporation. Even if appraisal rights would not otherwise be available under Delaware law in the cases described above, stockholders would still have appraisal rights if they are required by the terms of the agreement of merger and consolidation to accept for their stock anything other than:

(1) shares of stock;

(A) of the surviving corporation; or

(B) of any other corporation which shares at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of

Except for the limited classes of mergers, consolidations, sales and asset dispositions for which no shareholder approval is required under Texas law, shareholders of Texas corporations with voting rights have dissenters’ rights in the event of a merger, consolidation, conversion, sale, lease, exchange or other disposition of all, or substantially all, the property and assets of the corporation. However, a shareholder of a Texas corporation has no dissenters’ rights with respect to any plan or merger or conversion in which there is a single surviving or new domestic or foreign corporation, or with respect to any plan of exchange if:

(1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate:

(A) listed on a national securities exchange (the Company currently meets this condition by virtue of

Delaware	Texas

record by more than 2,000 stockholders;

(2) cash in lieu of fractional shares; or

(3) a combination of such shares and such cash.

Otherwise, stockholders of a Delaware corporation have appraisal rights in consolidations and mergers.

Under Delaware law, any corporation may provide in its certificate of incorporation that appraisal rights will also be available as a result of an amendment to its certificate of incorporation, any merger or consolidation involving such corporation, or the sale of all or substantially all of the assets of the corporation.

The existing Delaware certificate of incorporation has no such provisions.

its listing on the NASDAQ market); or

(B) held of record by at least 2,000 owners;

(2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

(A) ownership interests, or depository receipts in respect of ownership interests, of a another entity of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance;

(ii) held of record by at least 2,000 owners;

(B) cash instead of fractional ownership interests the owner would otherwise be entitled to receive; or

	Delaware	Texas
(C) any combination of the ownership interests and cash above.

Shareholder Consent to Action Without a Meeting

Under Delaware law, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders can be taken without such meeting if written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were presented and voted.

The existing Delaware certificate of incorporation prohibits stockholder action by written consent.

Under Texas law, any action that may be taken at a meeting of the shareholders may be taken without a meeting if written consent thereto is signed by all the holders of shares entitled to vote on that action. The certificate of formation of a Texas corporation may provide that action by written consent in lieu of a meeting may be taken by the holders of that number of votes which would be required to take the action which is the subject of the consent at a meeting at which each of the shares entitled to vote thereon were present and voted.

The proposed Texas certificate of formation does not allow shareholder action by written consent in lieu of a meeting unless the written consent is signed by all holders of the shares entitled to vote on that action.

Procedures for Filling Vacant Directorships

Under Delaware law, unless the certificate of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

The existing Delaware certificate of incorporation requires the vote of two-thirds of the directors then in office, although less than a quorum, or by a sole remaining director to fill vacancies.

Under Texas law, any vacancy occurring in the board of directors may, unless otherwise authorized by a corporation’s certificate of formation, fill a vacancy or a newly created vacancy in a director position only: (i) by the affirmative vote of the majority of the directors then in office, (ii) by the sole remaining director, or (iii) by the affirmative vote of the shareholders.

A directorship to be filled because of an increase in the number of directors may be filled by the shareholders or by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders. The board of directors may not fill more than

	Delaware	Texas

two such directorships during the period between any two successive annual meetings of shareholders. The proposed Texas certificate of formation and bylaws are consistent with the TBOC.

Right to Call Meetings

Delaware law provides that special meetings of the stockholders may be called by the board of directors or such other persons as are authorized in the certificate of incorporation or bylaws.

The existing Delaware certificate of incorporation provides that special meetings of the stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or the board of directors pursuant to a resolution approved by a majority of the directors. Stockholders may not, therefore, call a special meeting.

Unlike in Delaware, under Texas law, shareholders are guaranteed the right to call special meetings. Unless otherwise specified in the corporation’s certificate of formation, holders of not less than 10% of all of the shares entitled to vote at the proposed meeting have the right to call a special shareholders’ meeting. The certificate of formation may allow for special meetings to be called by a number of shares greater than or less than 10%, but it may not set the required number of shares above 50%. The president, board of directors, or any other person authorized to call special meetings by the certificate of formation or bylaws of the corporation may also call special shareholders’ meetings.

The proposed Texas certificate of formation sets the percentage of shareholders required to call a special meeting at fifty percent of those shareholders entitled to vote on the subject matter for which the meeting is called (unlike the Delaware standard, where shareholders may not call a special meeting). The bylaws provide that special meetings of the shareholders may also be called by the President, the Chairman of the Board, the Chief Executive Officer, or the board of directors pursuant to a resolution approved by a majority of the directors.

	Delaware	Texas
Voting by Proxy	Under Delaware law, a stockholder may authorize another person or persons to act for such stockholder by proxy. A proxy is valid for three years from its date unless otherwise provided in the proxy.	Under Texas law, a shareholder may authorize another person or persons to act for such shareholder by proxy. A proxy is only valid for eleven months from its date unless otherwise provided in the proxy.

Charter Amendments

Delaware law provides that amendments to the certificate of incorporation must be approved by the holders of a majority of the corporation’s stock entitled to vote thereon, unless the certificate of incorporation provides for a greater number.

The existing Delaware certificate of incorporation requires the approval of the holders of at least two-thirds of the outstanding shares of the Company then entitled to vote in an election of directors, voting as a single class to amend the charter provisions relating management of the Company.

Under Texas law, an amendment to the certificate of formation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation, unless a different threshold, not less than a majority, is specified in the certificate of formation.

The proposed Texas certificate of formation does not provide for a different threshold.

Bylaw Amendments

Under Delaware law, stockholders of a corporation entitled to vote have the right to amend, repeal or adopt the bylaws. If the corporation’s certificate of incorporation so provides, the corporation’s board of directors also has the have the right to amend, repeal or adopt the bylaws.

The existing Delaware certificate of incorporation provides that the existing Delaware bylaws may be amended, repealed, altered or adopted (i) by stockholder action with the affirmative vote of the holders of at least two-thirds of the voting power of all the shares entitled to vote generally in the election of directors, voting together as a single class or (ii) by director action with the affirmative vote of at least two-thirds of the directors then in office.

Generally, under Texas law, the board of directors may amend, repeal or adopt a corporation’s bylaws. However, a corporation’s certificate of formation may reserve this power exclusively to a majority of the shareholders. Similarly, the shareholders, in amending, repealing or adopting a particular bylaw, may expressly provide that the board of directors may not amend, readopt or repeal that bylaw. Texas caselaw permits the corporation to increase the required threshold of shareholders necessary to amend the bylaws.

The proposed Texas certificate of incorporation, consistent with the Delaware certificate of incorporation, allow amendments to the bylaws by the vote of at least two-thirds of the board of directors or by two-thirds of the holders of the outstanding shares entitled to vote.

	Delaware	Texas
Removal of Directors

Under Delaware law, subject to the exceptions discussed below, a majority of stockholders then entitled to vote at an election of directors may remove a director with or without cause.

If the board of directors of a Delaware corporation is classified (i.e., elected for staggered terms), a director may only be removed for cause, unless the corporation’s certificate of incorporation provides otherwise.

If a corporation uses cumulative voting and less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors. Where a corporation’s certificate of incorporation provides that separate classes or series of stockholders are entitled, as such a class or series, to elect separate directors, in calculating the sufficiency of votes for removal of such a director, only the votes of the holders of such a class or series are considered.

Neither the existing Delaware certificate of incorporation nor bylaws allow: (i) the removal of directors, other than for cause, (ii) cumulative voting, or (iii) the election of separate directors by separate classes or series of stockholders voting as such a class or series.

Under Texas law, subject to the exceptions discussed below or as otherwise provided by the certificate of formation or bylaws of a corporation, the shareholders may remove a director, with or without cause, by a vote of the holders of a majority of the shares entitled to vote at an election of the directors.

If the corporation’s directors serve staggered terms, a director may not be removed except for cause unless the certificate of formation provides otherwise.

If the certificate of formation permits cumulative voting and less than the entire board is to be removed, a director may not be removed if the votes cast against the removal would be sufficient to elect him or her if cumulatively voted at an election of the entire board of directors. Where a corporation’s certificate of formation provides that separate classes or series of stockholders are entitled, as such a class or series, to elect separate directors, in calculating the sufficiency of votes for removal of such a director, only the votes of the holders of such a class or series are considered.

The proposed Texas bylaws are consistent with the existing Delaware certificate of incorporation and bylaws on this issue.

Number of Directors	The existing Delaware certificate of incorporation and bylaws provide that the number of directors will be fixed from time to time in accordance with the bylaws by the vote of two-thirds of the directors, but there shall not be less than three nor more than 12 directors.	The proposed bylaws provide for no fewer than three and no more than 12 members of the corporation’s board of directors.

	Delaware	Texas
Inspection of Books and Records	Under Delaware law, any stockholder may inspect the corporation’s books and records upon written demand under oath stating the purpose of the inspection. If the corporation refuses to permit inspection or does not reply to the demand within five business days after the demand has been made, the stockholder may apply to the Court of Chancery for an order to compel such inspection.	Under Texas law, a shareholder may, upon written demand stating a proper purpose, inspect the books and records of a corporation if such shareholder holds at least 5% of the outstanding shares of stock of the corporation or has been a holder of shares for at least six months prior to such demand.

Distributions and Dividends

Under Delaware law, a corporation may, subject to any restrictions contained in its certificate of incorporation, pay dividends out of surplus and, if there is not surplus, out of net profits for the current and/or the preceding fiscal year, unless the capital of the corporation is less than the capital represented by issued and outstanding stock having preferences on asset distributions.

The existing Delaware certificate of incorporation provides that dividends may be declared and paid or set apart for payment upon the Company’s common stock out of any assets or funds of the Company legally available for the payment of dividends and may be payable in cash, stock or otherwise.

Under Texas law, a distribution is defined as a transfer of cash or other property (except a corporation’s own shares or rights to acquire its shares), or an issuance of debt, by a corporation to its shareholders in the form of: (i) a dividend on any class or series of the corporation’s outstanding shares, (ii) a purchase or redemption, directly or indirectly, of its shares, or (iii) a payment in liquidation of all or a portion of its assets.

Under Texas law, a corporation may not make a distribution if such distribution violates its certificate of formation or, unless the corporation is in receivership, if it either renders the corporation unable to pay its debts as they become due in the course of its business or affairs, or exceeds, depending on the type of distribution, either the net assets or the surplus of the corporation.

Stock Redemption and Repurchase	Under Delaware law, a corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A corporation may, however, purchase or redeem out of capital, shares that are entitled upon any	As noted above, under Texas law, the purchase or redemption by a corporation of its shares constitutes a distribution. Accordingly, the discussion above relating to distributions is applicable to stock redemptions and repurchases.

	Delaware	Texas

distribution of its assets to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares are to be retired and the capital reduced.

Indemnification of Directors and Officers

Delaware law permits a corporation to indemnify directors, officers, employees, or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding, other than an action by or in the right of the corporation, to which such director, officer, employee or agent may be a party, provided such a director, officer, employee or agent acted in good faith and reasonably believed: (i) in the case of a civil, administrative or investigative proceeding, that his or her conduct was in or not opposed to the best interests of the corporation, or (ii) in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful.

In connection with an action by or in the right of the corporation against a director, officer, employee or agent, the corporation has the power to indemnify such director, officer, employee or agent for expenses actually and reasonably incurred in connection with such suit: (i) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) if such person is found liable to the corporation, only if ordered by a court of law. Section 145 of the DGCL provides that such section is not exclusive

Texas law permits a corporation to indemnify a director or former director, against judgments and expenses reasonably and actually incurred by the person in connection with a proceeding if the person: (i) acted in good faith, (ii) reasonably believed, in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests, and otherwise, that the person’s conduct was not opposed to the corporation’s best interests, and (iii) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.

If, however, the person is found liable to the corporation, or is found liable on the basis he received an improper personal benefit, then indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred and no indemnification will be available if the person is found liable for: (i) willful or intentional misconduct in the performance of the person’s duty to the corporation, (ii) breach of the person’s duty of loyalty owed to the enterprise, or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.

The proposed Texas certificate of formation and bylaws provide for indemnification of directors and officers (including advancement

	Delaware	Texas

of any other indemnification rights, which may be granted by a corporation to its directors, officers, employees or agents.

The existing Delaware certificate of incorporation and bylaws provide for indemnification of directors and officers (including advancement of expenses) to the fullest extent permitted by applicable law.

of expenses) to the fullest extent permitted by applicable law.

Procedure for Indemnification	Delaware law provides that a determination that indemnification of a director or officer is appropriate must be made: (i) by a majority vote of directors who are not party to the proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by stockholder vote.	Texas law provides that a determination that indemnification is appropriate must be made: (i) by a majority vote of the directors who, at the time of the vote, are disinterested and independent, regardless of whether such directors constitute a quorum, (ii) by a majority vote of a special committee of the board of directors if the committee is designated by a majority vote of the directors who at the time of the vote are disinterested and independent and is composed solely of one or more directors who are disinterested and independent, (iii) by special legal counsel selected by majority vote under (i) or (ii) above, (iv) by the shareholders in a vote that excludes those shares held by directors who, at the time of the vote, are not disinterested and independent, or (v) by a unanimous vote of the shareholders of the corporation.

Mandatory Indemnification	Delaware law requires indemnification for expenses actually and reasonably incurred with respect to any claim, issue or matter on which the director is successful on the merits or otherwise, in the defense of the proceeding.	Under Texas law, indemnification by the corporation for reasonable expenses actually incurred is mandatory only if the director is wholly successful on the merits or otherwise, in the defense of the proceeding.

Insurance	Delaware law allows a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer,	Texas law is substantially the same as Delaware law for this issue.

	Delaware	Texas

employee or agent of the corporation against any liability asserted against such person and incurred by such person in such a capacity or arising out of his status as such a person. This is so, regardless of whether the corporation would have the power to indemnify such person against that liability.

Under Delaware law, a corporation may also establish and maintain arrangements, other than insurance, to protect such persons, including a trust fund or surety arrangement.

Persons Covered	Delaware law provides the same indemnification rights to officers, employees and agents that it provides for directors.	Texas law expressly and separately addresses the indemnification of officers, employees and agents. The corporation may indemnify and advance expenses to an officer, employee or agent as provided by the corporation’s governing documents, general or specific action of the board of directors, resolution of the shareholders, contract, or common law. The corporation must indemnify an officer to the same extent as a director. The procedure for indemnification under Texas law summarized above need not be followed for officers, employees or agents.

Standard of Care	In general, directors are charged with the duty in their decision-making process and oversight responsibilities to act as would a reasonably prudent person in the conduct of such person’s own affairs.	Texas law is substantially the same as Delaware law for this issue.

Limited Liability of Directors	Delaware law permits the adoption of a provision in the certificate of incorporation limiting or eliminating the monetary liability of a director to	Texas law permits a corporation to eliminate in its certificate of formation all monetary liability of a director to the corporation or its shareholders for conduct in the

	Delaware	Texas

a corporation or its stockholders by reason of a director’s breach of the fiduciary duty of care.

Delaware law does not, however, permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its stockholders, (ii) failing to act in good faith, (iii) engaging in intentional misconduct or a knowing violation of law, (iv) obtaining an improper personal benefit from the corporation, or (v) declaring an illegal dividend or approving an illegal stock purchase or redemption.

The existing Delaware certificate of incorporation eliminates the monetary liability of a director to the fullest extent permitted by applicable law.

performance of such director’s duties.

Texas law does not, however, permit any limitation of the liability of a director for: (i) a breach of the duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the person to the corporation or involves intentional misconduct or a knowing violation of law, (iii) a transaction from which the director obtains an improper benefit, or (iv) a violation of applicable statutes which expressly provide for the liability of a director.

The proposed Texas certificate of formation eliminates the monetary liability of a director to the fullest extent permitted by applicable law.

Fiduciary Duties of Directors

Delaware imposes duties of care and loyalty on directors of Delaware corporations, subject to the business judgment rule which provides a presumption that a director acted on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the corporation. Delaware imposes liability upon directors who willfully or recklessly disregard their duties as directors so as to constitute an utter failure to carry out their fiduciary duties.

Directors of a Delaware corporation owe fiduciary duties both to the stockholders and the corporation.

Texas imposes duties of loyalty, care and obedience on directors of Texas corporations, but will generally not, absent fraud, impose liability upon a non-interested director unless the action challenged is outside of the expressed purpose of the corporation or inconsistent with an express limitation on authority.

Directors of a Texas corporation owe fiduciary duties only to the corporation.

Shareholder Rights Plans	Delaware courts have generally allowed the use of shareholder rights plans by a corporation if their adoption is reasonable in response to a reasonably identified threat posed.	Texas statutorily approves shareholder rights plans.

	Delaware	Texas
Considerations of Directors	Delaware does not have a statute stating what constituencies the board may consider when making decisions.	Texas corporate law includes statutory approval of directors considering both the long-term and short-term interests of the corporation and the shareholders.

Shareholder Actions	Delaware allows certain lawsuits to be brought against directors directly by shareholders, in some instances, without making a demand on the corporation’s board. Generally, lawsuits are tried before a Delaware chancellor without a jury.	Texas generally requires that lawsuits against directors be brought derivatively by the corporation only after making demand on the corporation’s board setting out the contours of the demand. Texas law may, in certain circumstances, such as in a proceeding determining liability of directors, allow for a jury trial.

Mechanism for Reincorporation into Texas

The process for changing the Company from a Delaware corporation to a Texas corporation will be for the Company to form a wholly-owned subsidiary in the State of Texas and to merge the Company into the Texas subsidiary by adopting the Agreement and Plan of Merger. The Agreement and Plan of Merger calls for the surviving Texas corporation to adopt the proposed Texas certificate of formation, which will be the certificate of formation of the Company after the Reincorporation.

Stock and Equity Incentive Awards

At the effective time of the Reincorporation, each outstanding share of Common Stock of Geospace Delaware will automatically be converted into one share of common stock of Geospace Texas. If you hold physical stock certificates, you do not have to exchange your existing stock certificates of the Company for stock certificates of the resulting Texas corporation; however, after the Reincorporation, any shareholder desiring a new form of stock certificate may submit the existing stock certificate to Computershare, the Company’s transfer agent, for cancellation and obtain a new certificate by contacting Computershare at 800-962-4284. Pursuant to the Agreement and Plan of Merger, the resulting Texas corporation will assume all of the Company’s obligations under the Company’s 1997 Key Employee Stock Option Plan and 2014 Long Term Incentive Plan. Each outstanding option to purchase shares of Common Stock under these plans will be converted into an option to purchase an equal number of shares of the resulting Texas corporation’s common stock on the same terms and conditions as in effect immediately prior to the Reincorporation. Each other award (restricted stock is the only other type of award currently outstanding) will be converted to an equivalent award with the same terms issued by the Texas corporation.

Effective Time

If the Reincorporation Proposal is approved, the Reincorporation will become effective upon the filing of, and at the date and time specified in (as applicable), a certificate of merger filed with the Secretary of State of the State of Delaware and a Texas certificate of merger and the Texas certificate of formation filed with the Secretary of State of the State of Texas, in each case upon acceptance thereof by the Delaware Secretary of State and the Texas Secretary of State. If the Reincorporation Proposal is approved, it is anticipated that the Company will cause the Reincorporation to be effected as promptly as reasonably possible following such approval. However, the Reincorporation may be delayed by the Board or the Agreement and Plan of Merger may be terminated or abandoned by action of the Board at any time prior to the effective time of the reincorporation, whether before or after the approval by the Company’s shareholders, if the Board determines for any reason, in its sole judgment and discretion, that the consummation of the Reincorporation should be delayed or would be inadvisable or not in the best interests of the Company and its shareholders, as the case may be.

Effect of Not Obtaining the Required Vote for Approval

If the Reincorporation Proposal fails to obtain the requisite vote for approval, the Reincorporation will not be consummated and the Company will continue to be incorporated in the State of Delaware.

The Board recommends voting “FOR” this proposal.

Code of Ethics

The Company has adopted a general code of business conduct that applies to all employees, and a supplemental code of ethics that applies to the Company’s Chief Executive Officer and senior financial officers. The general code of business conduct and supplemental code of ethics may be accessed electronically under the “Investor Relations—Code of Business Conduct” section of the Company’s website at www.geospace.com.

Certain Relationships and Related Transactions

The Company does not have a formal policy, written or unwritten, with respect to related person transactions. However, the Company’s general code of business conduct, to which all employees (including our executive officers) are subject, provides that no employee nor any employee’s immediate family member should engage in a business or financial arrangement with a vendor, supplier or customer of the Company without the prior written approval of the Company’s Chief Executive Officer or Chief Financial Officer. The Board of the Company does not review, approve or ratify these types of transactions or any other related person transactions. The general code of business conduct may be accessed electronically under the “Investor Relations—Code of Business Conduct” section of the Company’s website at www.geospace.com.

Transactions involving Richard F. Miles

The Company regularly transacts business with CMS Creative Marketing Services, LP (“CMS”), a company owned by the spouse of director Richard F. Miles. Mr. Miles’ spouse is president and owner of CMS, a marketing company, which has for some time provided marketing communications support services to the Company, including product photography, video shoots, brochure design, magazine advertising, website design and various other marketing and advertising services. In addition, CMS also designs and produces the Company’s annual report. The Company had retained CMS prior to Mr. Miles’ appointment as director in 2013. For the Company’s 2012, 2013, and 2014 fiscal years, the Company paid $134,543, $152,191, and $215,300, respectively, to CMS for these services.

Mr. Miles was previously the Chief Executive Officer and a member of the Board of Directors of Geokinetics Inc. (“Geokinetics”), a customer of the Company. On November 8, 2012, Mr. Miles retired from his positions with Geokinetics. Between October 1, 2011 and the date of Mr. Miles’ retirement from Geokinetics, the Company sold an aggregate amount of $3.8 million of equipment to Geokinetics in 139 separate transactions, and the Company rented equipment to Geokinetics in seven separate transactions with an aggregate rental fee of $7.1 million. The transactions were on terms similar to those that the Company would provide to customers of Geokinetics’ size. During this period, Geokinetics was not indebted to the Company except for payment terms generally provided to customers of the Company relating to Geokinetics’ purchases of equipment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of reports on those filings furnished to the Company and written representations from reporting persons that no additional reports were required, the Company believes that during the fiscal year ended September 30, 2014, all officers, directors and greater than 10% stockholders complied with all filing requirements applicable to them.

Communications with the Board

Any stockholder or other interested party wishing to send written communications to any one or more members of the Company’s Board may do so by sending them to the Company Secretary, c/o Geospace Technologies Corporation, 7007 Pinemont Drive, Houston, Texas 77040-6601. All such communications will be forwarded to the intended recipient(s).

Proposals for Next Annual Meeting; Other Matters

Any appropriate proposals of holders of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 2016 must be received by the Company at its principal executive offices, 7007 Pinemont Drive, Houston, Texas 77040-6601, no later than September 9, 2015 to be included in the proxy statement and form of proxy relating to that meeting. A matter as to which the Company receives notice that is proposed to be brought before the annual meeting of stockholders of the Company in 2016 outside the process of the Securities and Exchange Commission’s rule on stockholder proposals (described in the preceding sentence) will be considered not properly brought before that meeting, and will be out of order, unless the notice as to that matter meets the requirements of the advance notice provisions of the Company’s by-laws. That provision requires notice of any matter, including nomination of a director, to be submitted by a stockholder at the annual meeting of stockholders of the Company in 2016 to be received by the Company no later than February 7, 2016, and to be received by the Company no earlier than October 10, 2015, subject to certain other requirements and deadlines outlined in the Company’s by-laws.

The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, the directors, officers or employees of the Company may solicit the return of proxies by telephone, electronically or in person.

Appendix A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

OF

GEOSPACE TECHNOLOGIES CORPORATION

AND

TEXAS GEOSPACE TECHNOLOGIES CORPORATION

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into by and between Geospace Technologies Corporation, a Delaware corporation (“Parent”), and Texas Geospace Technologies Corporation, a Texas corporation (“Subsidiary”), as of the     day of             , 2015.

WHEREAS, Parent owns all of the outstanding shares of each class of capital stock of Subsidiary;

WHEREAS, the board of directors of Parent has declared it advisable and to the advantage, welfare, and best interests of the Parent and its stockholders to merge Parent with and into Subsidiary pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the provisions of the Texas Business Organizations Code (“TBOC”), with Subsidiary being the surviving corporation upon the terms and conditions hereinafter set forth;

WHEREAS, the board of directors of Parent have approved this Agreement and directed that the Agreement be and submitted to the stockholders of Parent for their consideration and approval, and such stockholders have approved this Agreement;

WHEREAS, Parent, in its capacity as the sole shareholder of Subsidiary, has adopted this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1. Merger.

1.01 Parent shall, pursuant to the provisions of Section 253 of the DGCL and 10.006 of the TBOC, be merged with and into Subsidiary (the “Merger”), which shall be the surviving corporation from and after the date on which a certificate of merger is filed with the Secretary of State of the State of Delaware (the “Effective Time”), and which shall continue to exist under the name Geospace Technologies Corporation (the “Surviving Corporation”) under the laws of the State of Texas. The Merger shall have the effects set forth in the TBOC, the DGCL and this Agreement. Without limiting the generality of the foregoing sentence, and subject thereto, at the Effective Time:

(a) the separate existence of the Parent and the Subsidiary shall cease;

(b) all rights, title, and interests to all real estate and other property owned by the Parent and the Subsidiary is allocated to and vested, subject to any existing liens or other encumbrances on the property, in the Surviving Corporation without: reversion or impairment; any further act or deed; or any transfer or assignment having occurred;

(c) all liabilities and obligations of the Parent and the Subsidiary are allocated to the Surviving Corporation;

(d) the Surviving Corporation shall be the primary obligor for such liabilities or obligations;

(e) the Surviving Corporation shall be substituted in any proceeding pending by or against the Parent or the Subsidiary;

(f) all acts, plans, policies, contracts, approvals and authorizations of the Parent and the Subsidiary and each of its respective officers and agents, which were valid and effective immediately prior to the Effective

Time shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be effective and binding thereon as the same were with respect to the Parent and Subsidiary prior to the Merger, and the employees of the Parent and Subsidiary shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of the Parent and the Subsidiary; and

(g) the assets, liabilities, reserves and accounts of the Parent and the Subsidiary shall be recorded on the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of the Parent or the Subsidiary subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Merger.

2. Certificate of Formation; Name.

The Certificate of Formation of Subsidiary, as in force and effect prior to the Effective Time, shall be amended and superseded in its entirety by the Amended and Restated Articles of Incorporation attached hereto as Annex I, which Amended and Restated Articles of Incorporation shall become, at the Effective Time, the articles of incorporation of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof and applicable law. The name of the Surviving Corporation shall be “Geospace Technologies Corporation.”

3. Bylaws.

The bylaws of Subsidiary, as in force and effect prior to the Effective Time, shall be amended and superseded in its entirety by the bylaws attached hereto as Annex II, which Bylaws shall become, at the Effective Time, the articles of incorporation of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof and applicable law.

4. Directors and Officers.

The directors and officers of the Parent in office at the Effective Time shall be the directors and officers of the Surviving Corporation in office at the Effective Time, all of whom shall hold their offices for the balance of the term for which such individual was elected a director of Parent until the election and qualification of their respective successors or until their earlier removal, resignation or death in accordance with the bylaws of the Surviving Corporation.

5. Exchange of Capital Stock.

(a) At the Effective Time, each issued and outstanding share of common stock, $0.001 par value per share of Parent (the “Geospace Delaware Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof be converted into one fully paid and non-assessable common share, par value $0.001 per share of the Surviving Corporation (the “Geospace Texas Shares”).

(b) Each Geospace Delaware Share held in treasury of Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, be cancelled and retired and shall cease to exist, and shall not be converted into shares or other securities of the Surviving Corporation or the right to receive cash or any other property or rights.

(c) Each Geospace Texas Share, issued and outstanding immediately prior to the Effective Date and Time shall, by virtue of the Merger and without any action on the part of Pike (Delaware), be cancelled and retired and shall cease to exist, and shall not be converted into shares or other securities of the Surviving Corporation or the right to receive cash or any other property or rights.

(d) At and after the Effective Time, each share certificate which immediately prior to the Effective Time represented outstanding Geospace Delaware Shares (a “Delaware Certificate”) shall be deemed for all purposes to evidence ownership of, and to represent, the number of Geospace Texas Shares into which the Geospace Delaware Shares represented by such Delaware Certificate immediately prior to the Effective Time have been converted pursuant to this Agreement. The registered holder of any Delaware Certificate outstanding immediately prior to the Effective Time, as such holder appears in the books and records of Parent, or of the transfer agent in respect of the Geospace Delaware Shares, immediately prior to the Effective Time, shall, until such Delaware Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends or other distributions on the Geospace Texas Shares into which the Geospace Delaware Shares represented by any such Delaware Certificate have been converted pursuant Agreement.

(e) Each holder of a Delaware Certificate shall, upon the surrender of such Delaware Certificate to Surviving Corporation, or the transfer agent in respect of the Geospace Texas Shares, for cancellation after the Effective Time, be entitled to receive from the Surviving Corporation, or the transfer agent in respect of the Geospace Texas Shares, a certificate (a “Texas Certificate”) representing the number of Geospace Texas Shares into which the Geospace Delaware Shares represented by such Delaware Certificate have been converted pursuant to this Agreement. If any such Texas Certificate is to be issued in a name other than that in which the Delaware Certificate surrendered for exchange is registered, such exchange shall be conditioned upon (i) the Delaware Certificate so surrendered being properly endorsed or otherwise in proper form for transfer and (ii) the person requesting such exchange either paying any transfer or other taxes required by reason of the issuance of the Texas Certificate in a name other than that of the registered holder of the Delaware Certificate surrendered, or establishing to the satisfaction of the Surviving Corporation, or the transfer agent in respect of the Geospace Texas Shares, that such tax has been paid or is not applicable.

(f) Where no Delaware Certificate has been issued in the name of a holder of Geospace Texas Shares, a “book entry” (i.e., a computerized or manual entry) shall be made in the shareholder records of the Surviving Corporation to evidence the issuance to such holder of an equal number of Geospace Texas Shares.

6. Equity Plans.

(a) As of the Effective Time, the Surviving Corporation hereby assumes each of: (i) the 1997 Key Employee Stock Option Plan (the “1997 Plan”); (ii) the 2014 Long Term Incentive Plan (“2014 Plan”, and collectively with the 1997 Plan, the “Equity Plans”). The Surviving Corporation shall perform all of Parent’s outstanding obligations under the Equity Plans and any related award agreements upon the same terms and subject to the same conditions as set forth in the Equity Plans and related award agreements as in effect at the Effective Time. The Surviving Corporation shall reserve for purposes of the Equity Plans a number of Geospace Texas Shares equal to the number of Geospace Delaware Shares reserved by Parent for issuance under the Equity Plans as of the Effective Time.

(b) Each outstanding option under the Equity Plans shall, by virtue of the Merger and without any action of the part of the holder of such option, be converted into and become an option to purchase the same number of Geospace Texas Shares, as applicable, at the same option price per share and upon the same terms and subject to the same conditions as set forth in the applicable plan and any related award agreement as in effect at the Effective Time.

(c) Geospace Texas Shares shall become issuable upon the vesting of restricted shares and awards of the restricted stock units granted under the 2014 Plan by virtue of the Merger and without any action on the part of the holder of any such restricted share, restricted stock unit or share, upon the same terms and subject to the same conditions as set forth in the applicable plan and any related award agreement as in effect at the Effective Time.

(d) The Surviving Corporation shall assume each of Parent’s other employee benefit plans and arrangements and the obligations of Parent thereunder upon the same terms and subject to the same conditions as set forth in such plans and arrangements as in effect at the Effective Time.

7. Execution, Filing and Recordation.

Parent and Subsidiary agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware and the State of Texas and that they will cause to be performed all necessary acts within the State of Delaware, the State of Texas and elsewhere to effectuate the merger herein provided for.

8. Miscellaneous.

(a) This Agreement shall be submitted to the stockholders of the Parent for their consideration and adoption at a meeting of such stockholders in accordance with the provisions of Section 252 of the DGCL and Section 10.006 and Section 21.452 of the TBOC.

(b) Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the Parent and the Subsidiary, after authorization of such action by the Boards of Directors of the Parent and the Subsidiary, at any time prior to the filing of articles of merger or a certificate of merger with the Secretary of State of the State of Texas and with the Secretary of State of the State of Delaware, respectively, except that after the adoption of this Agreement by the stockholders of Parent, there shall be no amendments to this Agreement that would: (a) alter or change the amount or kind of shares or other property or rights to be received by the holders of any class or series of shares of the Parent or the Subsidiary in the Merger; (b) alter or change any term of the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of shares of the Parent or the Subsidiary.

(c) The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Parent, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, and the Surviving Corporation irrevocably appoints the Secretary of State of the State of Delaware as the Surviving Corporation’s agent to accept service of process in any such suit or other proceeding; a copy of such process shall be mailed by the Secretary of State of the State of Delaware to:

Geospace	Technologies Corporation
7007	Pinemont Drive
Houston,	TX 77040
Attn:	Chief Financial Officer

(d) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further conveyances, assignments, transfers, deeds or other instruments or further acts are necessary or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and the possession of any property or right of Parent acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, Parent and its proper officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such further conveyances, assignments, transfers, deeds and other instruments and to do all such further acts as are necessary and proper to vest, perfect or confirm title to and the possession of such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of Parent or otherwise to take any and all such actions as contemplated by this provision.

9. Termination.

This Agreement may be terminated at any time prior to the filing thereof with the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas upon a vote of directors of either Parent or Subsidiary notwithstanding approval of this Agreement by the stockholders of Parent or the sole shareholder of Subsidiary. In the event of such termination, this Agreement shall forthwith become void and neither party nor its respective officers, directors or stockholders shall have any liability hereunder.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement and Plan of Merger as of the date first written above.

PARENT:
GEOSPACE TECHNOLOGIES CORPORATION

By:
Name:
Title:

SUBSIDIARY:
TEXAS GEOSPACE TECHNOLOGIES CORPORATION

By:
Name:
Title:

[Signature page to Agreement and Plan of Merger]

Appendix B

TEXAS CERTIFICATE OF FORMATION

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

GEOSPACE TECHNOLOGIES CORPORATION

ARTICLE I

NAME

1.1 The name of the corporation is Geospace Technologies Corporation (the “Corporation”).

ARTICLE II

DURATION

2.1 The Corporation shall have a perpetual existence. This document shall become effective when filed with the Secretary of State of Texas.

ARTICLE III

PURPOSE

3.1 The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be organized under the Texas Business Organizations Code.

ARTICLE IV

SHARES AND SHAREHOLDERS

The total number of shares of stock of all classes which the Corporation has authority to issue is twenty-one million (21,000,000) shares, of which twenty million, (20,000,000) shares shall be common stock, with a par value of $.01 per share (“Common Stock”), and one million (1,000,000) shares shall be preferred stock, with a par value of $.01 per share (“Preferred Stock”). The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

4.1 Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is hereby vested with the authority and is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the Texas Business Organizations Code (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and to determine the designations, preferences, limitations, and relative rights, including voting rights, of each such series, all to the maximum extent permitted by the Texas Business Organizations Code as in effect on the date hereof or as hereafter amended.

4.2 Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors, and fractional shares may be issued. The shares of Preferred Stock of any one series shall be identical with the other shares in such series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative. Shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

4.3 Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article IV:

(a) dividends may be declared and paid or set apart for payment upon Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends and may be payable in cash, stock or otherwise;

(b) the holders of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

(c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests.

4.4 No holder of any stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend. No holder of any stock of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

4.5 Special meetings of the shareholders may be called by the president, the Board of Directors, any other person authorized to call special meetings by the Bylaws of the Corporation, or by the holders of at least fifty percent of the outstanding shares entitled to vote at such a meeting.

4.6 The holders of a majority of the outstanding shares of stock of the Corporation having voting power with respect to a subject matter (excluding shares held by the Corporation for its own account) present or represented by proxy shall constitute a quorum at the meeting of shareholders for the transaction of business with respect to such subject matter; provided, that in the case of a special meeting called by shareholders, the holders of two-thirds of the outstanding shares of the Corporation entitled to vote on a subject, represented in person or by proxy, shall be required for a quorum.

4.7 The shareholder vote required for approval of a merger, interest exchange, conversion, or sale of all or substantially all of the Corporation’s assets or any other fundamental business transaction is the affirmative vote of holders of a majority of the outstanding shares entitled to vote thereon.

4.8 Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such shareholders and may not be effected by any consent in writing by such shareholders unless such consent is unanimous.

ARTICLE V

LIABILITY OF GOVERNING PERSONS

5.1 No director or officer of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for an act or omission in such person’s capacity as a director or officer except that this Article V shall not authorize the elimination or limitation of liability of a director or officer of the Corporation to the extent he or she is found liable for:

(a) A breach of duty of loyalty, if any, to the Corporation or its shareholders;

(a) An act or omission not in good faith that constitutes a breach of duty of such director or officer to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

(b) A transaction from which such director or officer received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s or officer’s office; or

(c) An act or omission for which the liability of a director or officer is expressly provided by an applicable statute.

5.2 If the Texas Business Organizations Code or any other applicable Texas statute hereafter is amended to authorize the further elimination or limitation of the liability of directors or officers of the Corporation, then the liability of a director or officer of the Corporation shall be limited to the fullest extent permitted by the Texas Business Organizations Code and such other applicable Texas statute, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director or officer of the Corporation provided by the foregoing provisions of this Article V.

5.3 Any repeal of or amendment to this Article V shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.

ARTICLE VI

INDEMNIFICATION

6.1 Each director or officer of the Corporation or a subsidiary of the Corporation who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Texas Business Organizations Code as in effect on the date hereof or as hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right in consideration of a director’s service to the Corporation and may be relied upon by a director as consideration for such director’s service, and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Texas Business Organizations Code requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the applicable provisions of the Texas Business Organizations Code. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation or a subsidiary of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

6.2 The indemnification and advancement of expenses provided in this Article VI, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders, vote of disinterested directors, insurance arrangement or otherwise, both as to action in such person’s official capacity and as to action in another capacity.

6.3 The Corporation shall be obligated at all times to maintain the effectiveness of Bylaw provisions providing for the mandatory indemnification of the directors of the Corporation to the maximum extent permitted by the Texas Business Organizations Code.

6.4 Any repeal of or amendment to this Article VI shall be prospective only and shall not adversely affect any indemnification of a director or officer of the Corporation existing at the time of such repeal or amendment.

ARTICLE VII

REGISTERED OFFICE AND REGISTERED AGENT

7.1 The address of the Corporation’s registered office is 1021 Main Street, Suite 1150, Houston, TX 77002, and the name of its registered agent at such address is CT Corporation System.

ARTICLE VIII

DIRECTORS

8.1 The number of directors constituting the current board of directors is seven (7). The Board of Directors shall be divided into three classes that have staggered terms of office, and each class shall include the same or a similar number of directors as each other class, with each class serving a term of three years. The names and addresses of the persons who are to serve as the initial directors (and if the bylaws provide for classes of directors, the year in which such directors’ terms shall expire) until the next annual meeting at which their term expires or until their successors are elected and qualified are:

Name	Address	Year of Expiration of Term
Gary D. Owens	7007 Pinemont Drive Houston, Texas 77040	2016

William H. Moody	7007 Pinemont Drive Houston, Texas 77040	2016

Thomas L. Davis	7007 Pinemont Drive Houston, Texas 77040	2017

Richard F. Miles	7007 Pinemont Drive Houston, Texas 77040	2017

Michael J. Sheen	7007 Pinemont Drive Houston, Texas 77040	2018

Charles H. Still	7007 Pinemont Drive Houston, Texas 77040	2018

Tina M. Langtry	7007 Pinemont Drive Houston, Texas 77040	2018

ARTICLE IX

BYLAW AMENDMENTS

9.1 The Board of Directors shall have the power to make, alter, amend and repeal the Bylaws (except so far as the Bylaws adopted by the shareholders shall otherwise provide). Any Bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the shareholders; provided, however, that the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted (i) by shareholders action without the affirmative vote of the holders of at least two-thirds of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class or (ii) by director action without the affirmative vote of at least two-thirds (rounded up to the nearest whole number) of the directors then in office.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation effective as of this      day of                     , 2015.

By:

Name:

Title:

Appendix C

TEXAS BYLAWS

BYLAWS

OF

GEOSPACE TECHNOLOGIES CORPORATION

(a Texas Corporation)

ARTICLE I

OFFICES

1.1 The Corporation shall at all times maintain a registered office in the State of Texas.

1.2 The Corporation may also have offices at such other places within or outside of the State of Texas as the Board of Directors shall from time to time appoint or the business of the Corporation require.

ARTICLE II

CAPITAL STOCK

2.1 The Board of Directors may authorize the issuance of the capital stock of the Corporation at such times, for such consideration, and on such terms and conditions as the Board may deem advisable, subject to any restrictions and provisions of law, the Certificate of Formation, as amended and restated from time to time (the “Certificate of Formation”), of the Corporation or any other provisions of these Bylaws.

2.2 The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman or vice-chairman of the Board of Directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The certificates shall otherwise be in such form as may be determined by the Board of Directors, shall be issued in numerical order, shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

2.3 The shares of the capital stock of the Corporation are transferable only on the books of the Corporation upon surrender, in the case of certificated shares, of the certificates therefor properly endorsed for transfer, or otherwise properly assigned, and upon the presentation of such evidences of ownership of the shares and validity of the assignment as the Corporation may require.

2.4 The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, consolidation, merger, reorganization, liquidation, or otherwise, and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by the laws of the State of Texas, including the Texas Business Organizations Code, as the same exists or may hereafter be amended (the “TBOC”).

2.5 The Board of Directors may appoint one or more transfer agents and registrars, and may require certificates for shares to bear the signature of such transfer agent(s) and registrar(s).

2.6 Upon the presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate for shares of stock of the Corporation, the Board of Directors may direct the issuance of a new certificate or uncertificated shares in lieu of and to replace the certificate so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of a new certificate or uncertificated shares any or all of the following: (a) additional evidence of the loss, destruction or mutilation claimed; (b) advertisement of the loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity, in such form and amount and with such surety (or without surety) as the Board of Directors may direct or approve; and (d) the order or approval of a court.

ARTICLE III

SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

3.1 All meetings of shareholders shall be held at such place within or outside of the State of Texas as shall be fixed by the Board of Directors and stated in the notice of meeting.

3.2 The annual meeting of shareholders of the Corporation shall be held on such date and at such time as is fixed by the Board of Directors and stated in the notice of meeting. Directors shall be elected in accordance with the provisions of the Certificate of Formation of the Corporation and these Bylaws and such other business shall be transacted as may properly come before the meeting.

3.3 The annual meeting of shareholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

3.4 At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of the Corporation pursuant to Section 3.14(a) hereof.

3.5 A special meeting of shareholders may be called by the President, the Chief Executive Officer, the Chairman of the Board, the Board of Directors, or the holders of a percentage of shares entitled to vote at such special meeting specified in the Certificate of Formation. The record date for determining which shareholders of the Corporation are entitled to call a special meeting shall be the date upon which the Board of Directors determines, in good faith after reasonable investigation, that shareholders holding at least 50% (or such other threshold specified in the Certificate of Formation) of the outstanding shares entitled to vote at such a meeting have called a special meeting. Thereafter, such shareholders may deliver notice of such special meeting not later than 10 nor more than 60 days before the date of such special meeting set by such shareholders to the remaining shareholders entitled to vote at such special meeting. The notice of every special meeting of shareholders shall state the purpose for which it is called. At any special meeting of shareholders, only such business shall be conducted as shall be provided for in the notice to shareholders of the special meeting. Any special meeting of shareholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and from place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder entitled to vote in such election may nominate a person or persons for election by following the procedure set forth in Section 3.14(b) hereof.

3.6 Except as provided by TBOC § 21.456, written notice (which may include notice by electronic transmission) stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) and nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at such meeting.

3.7 The Board of Directors may fix in advance a date not more than 60 nor less than 10 days preceding the date of any meeting of shareholders, or the date for any payment of dividends, or the date for allotment of rights, or the date when any reclassification or change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to vote at any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such reclassification, change, conversion or exchange of capital stock, and in such cases only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to participate in the effect of any such transaction, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. This Bylaw shall in no way affect the rights of a shareholder and his transferee or transferor as between themselves.

3.8 The holders of a majority of the outstanding shares of stock of the Corporation having voting power with respect to a subject matter (excluding shares held by the Corporation for its own account) present or represented by proxy shall constitute a quorum at the meeting of shareholders for the transaction of business with respect to such subject matter; provided, that in the case of a special meeting called by shareholders, the holders of two-thirds of the outstanding shares of the Corporation having voting power with respect to a subject, represented in person or by proxy, shall be required for a quorum. In the absence of a quorum with respect to a particular subject matter, the shareholders present or represented by proxy shall have power by the affirmative role of a majority in voting power thereof to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present with respect to that subject matter. If the adjournment is for more than twenty (20) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting ten (10) days before the date of such shareholder meeting. At such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

3.9 When a quorum is present or represented at any meeting of shareholders, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders in all matters, unless the matter is one upon which, by express provision of the TBOC, of the Certificate of Formation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of that matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

3.10 Every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder (which for purposes of this paragraph may include a signature and form of proxy pursuant to a facsimile or telegraphic form of proxy or any other instruments acceptable to the Judge of Election), bearing a date not more than eleven months prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

3.11 Unless otherwise provided by the Certificate of Formation or by the TBOC, each shareholder of the Corporation shall, at every meeting of shareholders, be entitled to one vote in person or by proxy for each share of capital stock of the Corporation registered in his name.

3.12 The order of business and all other matters of procedure at every meeting of the shareholders may be determined by the presiding officer of the meeting, who shall be the Chairman of the Board, or in his absence the Chief Executive Officer, or in the absence of both of them such other officer of the Corporation as designated by the Board. The presiding officer of the meeting shall have all the powers and authority vested in a presiding officer by law or practice without restriction, including, without limitation, the authority, in order to conduct an orderly meeting, to impose reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder and to declare any business not properly brought before the meeting to be out of order.

3.13 The Board shall appoint one or more Judges of Election to serve at every meeting of the shareholders.

3.14 Advance Notice of Shareholder Business and Director Nominations.

(a) Annual Meetings of Shareholders.

(i) At an annual meeting of shareholders, only such business, which term includes nominations of persons for election to the Board of Directors, shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of the Corporation pursuant to this Section 3.14. Nominations of persons for election to the Board of Directors and other proposals of business to be considered by the shareholders may be made at an annual meeting of shareholders by any shareholder of the Corporation who was a shareholder of record of the Corporation at the time the notice provided for in this Section 3.14 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting, and who complies with the notice and other procedures set forth in this Section 3.14.

(ii) For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and any such proposed business must constitute a proper matter for shareholder action under the TBOC. To be timely, a shareholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper written form, a shareholder’s notice to the Secretary (whether pursuant to this Section 3.14(a)(ii) or Section 3.14(b)) must set forth:

(A) as to each person, if any, whom the shareholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 of Regulation S-K promulgated under the Exchange Act if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

(B) if the notice relates to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the annual meeting, (ii) the reasons for conducting such business at the annual meeting, (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (iv) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and (v) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and

(C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

a. the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates, associates or others acting in concert therewith,

b. the following information:

i. the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner and of their respective affiliates, associates or others acting in concert therewith,

ii. any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including where the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in shares of the underlying class or series of capital stock of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or of any affiliates, associates or others acting in concert therewith,

iii. any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or such beneficial owner has a right to vote any shares of any class or series of shares of the Corporation,

iv. any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder or such beneficial owner, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any shares of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner with respect to any shares of any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any shares of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”),

v. any rights to dividends on the shares of the Corporation owned by such shareholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation,

vi. any proportionate interest in shares of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such shareholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, and

vii. any performance-related fees (other than an asset-based fee) that such shareholder or such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such shareholder’s or such beneficial owner’s immediate family sharing the same household,

c. any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,

d. a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and

e. a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require (i) to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including with respect to qualifications established by any committee of the Board; (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation; and (iii) that could be material to a reasonable shareholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

(iii) Notwithstanding anything in Section 3.14(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 3.14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Shareholders. At any special meeting of shareholders, only such business shall be conducted as shall be provided for in the notice to shareholders of the special meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice to shareholders of the special meeting (1) by or at the direction of the Board of Directors or any duly authorized committee thereof or (2) provided that the Board of Directors or any duly authorized committee thereof has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 3.14 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 3.14. The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations before a special meeting of shareholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and set forth in the Corporation’s notice of meeting). Subject to Section 3.14(c)(iii), in the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s resolutions or notice of meeting, if the shareholder’s notice in the same form as required by Section 3.14(c)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(c) General.

(i) Subject to Section 4.2, only such persons who are nominated in accordance with the procedures set forth in this Section 3.14 shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.14. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.14 and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 3.14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.14, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.14, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(ii) For purposes of this Section 3.14, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(iii) Nothing in this Section 3.14 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

ARTICLE IV

DIRECTORS AND MEETINGS OF DIRECTORS

4.1 The business of the Corporation shall be managed by a Board of Directors (herein the “Board of Directors” or the “Board”) who shall exercise all the powers of the Corporation not reserved to or conferred on the shareholders by statute, the Certificate of Formation or the Bylaws of the Corporation.

4.2 Except as otherwise fixed pursuant to the provisions of the Certificate of Formation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be as fixed from time to time by resolution of the Board adopted by the affirmative vote of at least two-thirds of the directors then in office, provided the number shall be not less than the minimum or more than the maximum number permitted by the Certificate of Formation, provided further that if no such minimum or maximum number is stated in the Certificate of Formation the number shall not be less than three nor more than twelve.

4.3 The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. The term of office of each director shall expire at the third annual meeting after election of the class to which he belongs. During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly-created directorships resulting from an increase in the number of directors, shall be filled by the vote of a majority of the directors then in office, whether or not a quorum. Each director chosen to fill a newly-created directorship shall hold office until the next election of the class for which such director shall have been chosen. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders or may be filled by the Board for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

4.4 Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only by following the procedure set forth in Section 3.14 hereof.

4.5 Any director may be removed from office as a director at any time, but only for cause (as set forth herein), by the affirmative vote of shareholders of record holding a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors at a meeting of the shareholders called for that purpose. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if during a director’s term as a director of the Corporation:

(a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;

(b) such director has been adjudicated by a court of competent jurisdiction to be liable for gross negligence, recklessness or misconduct in the performance of his or her duty to the Corporation in a manner of substantial importance to the Corporation and such adjudication is no longer subject to direct appeal; or

(c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability as a director of the Corporation, and such adjudication is no longer subject to direct appeal.

4.6 Regular meetings of the Board of Directors shall be held at such times and at such place or places as the directors shall, from time to time, determine at a prior meeting. Special meetings of the Board may be called by the Chairman of the Board or President of the Corporation and shall be called by either of said individuals upon the written request of any two directors. Special meetings shall be held at the office of the Corporation or at such place as is stated in the notice of the meeting. No notice shall be required for regular meetings of the Board. Notices of special meetings shall be given by mail at least five days before the meeting or by telephone, or electronic transmission in a form specified by each director at least 24 hours before the meeting. Notices may be waived. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notices need not include any statement of the purpose of the meeting.

4.7 When all of the directors shall be present at any meeting, however called or notified, they may act upon any business that might lawfully be transacted at regular meetings of the Board, or at special meetings duly called, and action taken at such meetings shall be as valid and binding as if legally called and notified. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment to the full extent and with the same effect as authorized and permitted by Texas law.

4.8 One-third of the total number of the members of the Board of Directors (but in no event less than three directors) shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum present shall be the acts of the Board; provided, however, that the directors may act in such other manner, with or without a meeting, as may be permitted by the laws of the State of Texas and provided further, that if all of the directors shall consent in writing to any action taken by the Corporation, such action shall be as valid as though it had been authorized at a meeting of the Board.

4.9 Directors shall receive such compensation and reimbursement for expenses for attendance at meetings of the Board or of committees thereof and such other compensation as shall be fixed by a majority of the entire Board.

ARTICLE V

COMMITTEES OF DIRECTORS

5.1 The Board of Directors shall establish an Audit Committee and a Compensation Committee, and may establish an Executive Committee, a Nominating and Governance Committee and such other committees as may be established by resolution of a majority of the whole Board. Each of such committees shall consist of one or more members of the Board. Members of committees of the Board of Directors shall be elected annually by vote of a majority of the Board. The Chief Executive Officer shall be an ex-officio nonvoting member of each committee (except the Audit and Compensation Committees) of which he is not elected as an official voting member. With respect to any committee (including the Audit and Compensation Committees) of which the Chief Executive Officer is not an official voting member, the Chief Executive Officer shall be given notice of all committee meetings at the same time notice is given to committee members, and the Chief Executive Officer shall be afforded the opportunity to speak at the committee meeting. Presence of a majority of the committee members (not counting any ex-officio nonvoting members) shall constitute a quorum. Committees may act by majority vote of the voting members present at a meeting. Each of such committees shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in these Bylaws or by resolution of the Board of Directors. Each of such committees may authorize the seal of the Corporation to be affixed to any document or instrument. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. Meetings of committees may be called by any member of a committee by written notice or notice by electronic transmission in a form specified by each director to all members of the committee and the Chief Executive Officer and shall be held at such time and place as shall be stated in the notice of meeting. Any member of a committee may participate in any meeting by means of conference telephone or similar communications equipment. In the absence or disqualification of a member of any committee the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum may, if deemed advisable, unanimously appoint another member of the Board to act at the meeting in the place of the disqualified or absent member. Each committee may fix such other rules and procedures governing conduct of meetings as it shall deem appropriate.

5.2 The Executive Committee of the Board of Directors, if one is established, shall consist of not less than three directors. The Executive Committee shall have and exercise the authority of the Board of Directors between meetings of the Board, subject to such limitations and restrictions required by Texas law or as the Board may impose in a resolution duly adopted by the Board.

5.3 The Audit Committee shall consist of not less than two members of the Board of Directors, none of whom shall be employees of the Corporation. The Audit Committee shall be responsible for recommending to the entire Board engagement and discharge of independent auditors of the financial statements of the Corporation, shall review the professional service provided by independent auditors, shall review the independence of independent auditors, shall review with the auditors the plan and results of the auditing engagement, shall consider the range of audit and non-audit fees, shall review the adequacy of the Corporation’s system of internal accounting controls, shall review the results of procedures for internal auditing and shall consult with the internal auditor of the Corporation with respect to all aspects of the Corporation’s internal auditing program. In addition, the Audit Committee shall direct and supervise special investigations as deemed necessary by the Audit Committee.

5.4 The Compensation Committee shall consist of not less than two members of the Board of Directors, none of whom shall be employees of the Corporation. The Compensation Committee shall recommend to the Board the compensation to be paid to officers and key employees of the Corporation and the compensation of members of the Board of Directors. Except as otherwise provided in any specific plan adopted by the Board, the Compensation Committee shall be responsible for administration of executive incentive compensation plans, stock option plans and other forms of direct or indirect compensation of officers and key employees, and each member of the Compensation Committee shall have the power and authority to execute and bind the Company to such documents, agreements and instruments related to such plans and compensation as are approved by the Compensation Committee. In the alternative, the Compensation Committee may authorize any officer of the Company to execute such documents, agreements and instruments on behalf of the Company. In addition, the Compensation Committee shall review levels of pension benefits and insurance programs for officers and key employees.

5.5 The Nominating and Corporate Governance Committee, if one is established, shall recommend to the Board nominees for election as directors. The Nominating and Corporate Governance Committee shall consider performance of incumbent directors and shall recommend to the Board whether an incumbent director whose term expires shall be nominated for reelection, develop and make recommendations with respect to the best corporate governance principles of the Corporation, and oversee the evaluation of the Board and management.

5.6 Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of such committee.

ARTICLE VI

OFFICERS

6.1 The Board of Directors shall elect a President and a Secretary, and may elect a Chairman of the Board, a Treasurer, one or more vice presidents, including an Executive Vice President and Chief Financial Officer, a General Counsel, a Controller, one or more assistant secretaries and assistant treasurers, and such other officers as the Board of Directors shall deem appropriate. The Chairman of the Board shall be a director of the Corporation. Other officers need not be directors.

6.2 Officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer, agent or employee may be removed at any time, with or without cause, by the Board but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Vacancy occurring in any office or position at any time may be filled by the Board. All officers, agents and employees of the Corporation shall respectively have such authority and perform such duties in the conduct and management of the Corporation as may be delegated by the Board of Directors or by these Bylaws.

6.3 Officers shall receive such compensation as may from time to time be determined by the Board of Directors. Agents and employees shall receive such compensation as may from time to time be determined by the Chief Executive Officer.

6.4 The Chairman of the Board, if one is elected, may preside, or may direct that the President so preside, at all meetings of the shareholders and at all meetings of the directors. In the absence of the Chairman of the Board, or if no Chairman of the Board is elected, the President shall so preside.

6.5 The President shall be the Chief Executive Officer of the Corporation, supervising and directing the operations of the business of the Corporation in accordance with the policies determined by the Board of Directors.

6.6 A Vice President, if one is elected, in the absence or incapacity of the President, shall perform the duties of the President. If there be more than one Vice President, the Board of Directors shall designate the Vice President who is to perform the duties of the President in the event of his absence or incapacity. Each Vice President shall have such other duties and authority as shall be assigned by the Chief Executive Officer or may be delegated by the Board of Directors. The Executive Vice President and Chief Financial Officer, if one is elected, shall be responsible for and direct, either directly or indirectly through any Treasurer, Controller or Director of Data Processing of the Corporation, all treasury, accounting, cost and budgeting, and data collection functions. He will report directly to the President with a report and policy relationship to the Chairman of the Board and the Board of Directors.

6.7 The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and shall record all votes and minutes from all proceedings in a book to be kept for that purpose. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary; provided, however, that the affixing of the seal of the Corporation to any document or instrument specifically shall not be required in order for such document or instrument to be binding on or the official act of the Corporation, and the signature of any authorized officer, without the seal of the Corporation, shall be sufficient for such purposes. The Secretary shall perform such other duties and have such other authorities as are delegated to such person by the Board of Directors.

6.8 The Treasurer, if one is elected, shall be responsible for the care and custody of all funds and other financial assets, taxes, corporate debt, order entry and sales invoicing including credit memos, credit and collection of accounts receivable, cash receipts, and the banking and insurance functions of the Corporation. Such person shall report directly to and perform such other duties as shall be assigned by the Executive Vice President and Chief Financial Officer, if one is elected, or otherwise the President.

6.9 The Controller, if one is elected, shall be responsible for the installation and supervision of all general accounting records of the Corporation, preparation of financial statements and the annual and operating budgets and profit plans, continuous audit of accounts and records of the Corporation, preparation and interpretation of statistical records and reports, taking and costing of all physical inventories and administering the inventory levels, supervision of accounts payable and cash disbursements function and hourly and salary payrolls. Such person shall report directly to and perform such other functions as shall be assigned him by the Executive Vice President and Chief Financial Officer, if one is elected, or otherwise the President.

ARTICLE VII

BANKING, CHECKS AND OTHER INSTRUMENTS

7.1 The Board of Directors shall by resolution designate the bank or banks in which the funds of the Corporation shall be deposited, and such funds shall be deposited in the name of the Corporation and shall be subject to checks drawn as authorized by resolution of the Board of Directors.

7.2 The Board of Directors may in any instance designate the officers and agents who shall have authority to execute any contract, conveyance, or other instrument on behalf of the Corporation; or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officer or agents, the Chairman of the Board, if designated as the Chief Executive Officer of the Corporation, President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer may execute the same in the name and on behalf of the Corporation and may affix the corporate seal thereto; provided, however, that the affixing of the seal of the Corporation to any document or instrument specifically shall not be required in order for such document or instrument to be binding on or the official act of the Corporation, and the signature of any authorized officer, without the seal of the Corporation, shall be sufficient for such purposes.

ARTICLE VIII

FISCAL YEAR

8.1 The fiscal year of the Corporation shall begin on the first day of October and end on the thirtieth day of September.

ARTICLE IX

BOOKS AND RECORDS

9.1 The proper officers and agents of the Corporation shall keep and maintain such books, records and accounts of the Corporation’s business and affairs and such stock ledgers and lists of shareholders as the Board of Directors shall deem advisable and as shall be required by the laws of the State of Texas or other states or jurisdictions empowered to impose such requirements.

ARTICLE X

INDEMNIFICATION

10.1 Each director or officer of the Corporation or a subsidiary of the Corporation who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBOC, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right in consideration of a director’s service to the Corporation and may be relied upon by a director as consideration for such director’s service, and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the TBOC requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the applicable provisions of the TBOC. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation or a subsidiary of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

10.2 The indemnification and advancement of expenses provided in this Article X, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders, vote of disinterested directors, insurance arrangement or otherwise, both as to action in his or her official capacity and as to action in another capacity.

ARTICLE XI

AMENDMENTS

11.1 Except as otherwise provided in the Certificate of Formation, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular meeting of the shareholders or Board of Directors; or at any special meeting of the shareholders or Board of Directors; provided that notice of such proposed making, alteration or repeal be included in the notice of such special meeting. The Board of Directors may take such action by the vote of two-thirds of those Directors present and voting at a meeting where a quorum is present. Subject to applicable provisions of the Certificate of Formation, the shareholders may make new Bylaws, or adopt, alter, amend, or repeal Bylaws adopted by either the shareholders or the Board of Directors by the affirmative vote of the holders of not less than two-thirds of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors.

Proxy - Geospace Technologies Corporation

This Proxy is solicited on behalf of the Board of Directors.

Proxy – Annual Meeting of Stockholders February 12, 2015

The undersigned holder of common stock of Geospace Technologies Corporation hereby appoints William H. Moody and Thomas L. Davis, Ph.D., or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Stockholders of Geospace Technologies Corporation to be held at 9:00 a.m. on the 12th of February 2015, at the Crowne Plaza Houston Northwest Brookhollow, 12801 Northwest Freeway, Houston, Texas 77040, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted (i) FOR the election of the director nominees named on the reverse side, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors, (ii) FOR the ratification of the appointment by the audit committee of the Board of Directors of BDO USA, LLP, independent public accountants, as our auditors for the year ending September 30, 2015, (iii) FOR the approval of the non-binding, advisory resolution regarding the compensation of the Company’s named executive officers, and (iv) FOR the approval of the reincorporation of the Company from the State of Delaware to the State of Texas.

Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States. In order for your vote to be submitted by proxy, you must (i) properly complete the Internet voting instructions or telephone voting instructions no later than 11:59 p.m. Houston time on February 11, 2015 or (ii) properly complete and return this proxy card at or prior to the Annual Meeting of Stockholders on February 12, 2015.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE.

(continued and to be signed on other side)

Geospace Technologies Corporation

[Name]
[Address]

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside of the designated areas	☒

Annual Meeting Proxy Card

[A] Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees:

	For	Withhold
A. Tina M. Langtry	☐	☐

B. Michael J. Sheen	☐	☐

C. Charles H. Still	☐	☐

[B] Other Matters

The Board of Directors recommends a vote FOR the following matters:

	For	Against	Abstain
2. To ratify the appointment by the audit committee of the Board of Directors of BDO USA, LLP, independent public accountants, as the Company’s auditors for the year ending September 30, 2015.	☐	☐	☐

3. To approve the following non-binding, advisory resolution: “RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2015 proxy statement pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussion).”	☐	☐	☐

4. To approve the reincorporation of the Company from the State of Delaware to the State of Texas.	☐	☐	☐

[C] Non-voting items

Change of address – Please print your new address below	Comments – Please print your comments below	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting	☐

[D] Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box

Date (mm/dd/yyyy)
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